Exhibit 3.5

CERTIFICATE OF DESIGNATION

OF

CUMULATIVE SERIES A-2 PREFERRED STOCK

OF

MONTROSE ENVIRONMENTAL GROUP, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), Montrose Environmental Group, Inc., a corporation duly organized and validly existing under the DGCL (the “Issuer”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Issuer (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of preferred stock, par value $0.0001 per share, of the Issuer (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Issuer (the “Board of Directors”), subject to limitations prescribed by Law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that the Board of Directors does hereby provide authority for the Issuer to issue a series of Preferred Stock and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the designations, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1. Designation: Series A-2 Preferred Stock. A total of 17,500 shares of Preferred Stock, par value $0.0001 per share, shall be designated as a series known as Cumulative Series A-2 Preferred Stock, with each share having an initial Stated Value of $10,000 per share (the “Series A-2 Preferred Stock”). Each share of Series A-2 Preferred Stock will have the same designations, powers, preferences and rights as every other share of Series A-2 Preferred Stock. Until the close of business on the Automatic Adjustment Date, the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Series A-2 Preferred Stock shall be as set forth in Sections 2–23 below. From and after the Automatic Adjustment Date, the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Series A-2 Preferred Stock shall no longer be as set forth in Sections 2-23 below and instead shall be as set forth in Exhibit 1 attached hereto and incorporated herein by reference, and the provisions of Sections 2–23 below shall be null and void and of no force or effect.

2. Definitions; Interpretation.

(a) Definitions. As used in this Certificate of Designation, the following capitalized terms shall have the following meanings:

“Acquisition,” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or substantially all of the property of, or a line of business, division of or other business unit of, another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Adjusted Pro Forma EBITDA” means for any period, for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to:

(a) Consolidated Net Income for such period;

plus,

(b) without duplication, the following to the extent (except in the case of (b)(viii)(B) and (b)(x)(C) below) deducted in calculating such Consolidated Net Income:

(i) Consolidated Interest Charges for such period;

(ii) net income tax expense (or net expense for franchise taxes in lieu of income taxes) for such period;

(iii) depreciation and amortization expense for such period;

(iv) (A) reasonable fees and expenses of professional advisors, accountants, investment bankers and legal counsel, bonuses incurred, and filing and other fees payable to, or in connection with filings made with, the SEC, including financial printer costs, in each case, in connection with a Qualifying IPO for such period and (B) Qualifying IPO Costs for such period in an amount not to exceed $3,000,000, in each case whether a Qualifying IPO is consummated or unconsummated during such period;

(v) costs and expenses attributable to the closing of this Transaction, to the extent such costs and expenses are not capitalized (it being agreed that if capitalized, the same are covered by clause (b)(iii) above);

(vi) all non-cash charges or losses for such period, including non-cash stock based compensation expense for such period (other than (A) charges relating to inventory or accounts receivable and (B) any such non-cash charges or losses to the extent representing accruals of or reserves for cash expenses in any future period or an amortization of a prepaid cash expense);

(vii) (A) costs and expenses incurred in connection with the acquisition of The Center for Toxicology and Environmental Health, L.L.C., an Arkansas limited liability company (the “CTEH Acquisition”) and (B) costs and expenses, not to exceed $600,000, associated with obtaining consent to the Transactions and the CTEH Acquisition under the Existing Loan Agreement;

(viii) (A) charges and expenses reimbursed to the Issuer and its Subsidiaries by insurance or indemnity payments by third parties for such period and, in the case of this clause (A), such additional charges and expenses for such period that, in the good faith judgment of the Issuer, are reasonably expected to be so reimbursed to the Issuer and its Subsidiaries within one year after the incurrence of such charge or expense (and if not so reimbursed within one year, such unreimbursed amounts shall be deducted from Adjusted Pro Forma EBITDA during the next period), and (B) proceeds of business interruption insurance received in such period in an amount representing the earnings for such period that such proceeds are intended to replace (to the extent not reflected in Consolidated Net Income);

(ix) reasonable costs and expenses incurred in connection with Permitted Acquisitions (including, without limitation, associated integration costs and expenses to the extent incurred within twelve months of the consummation or implementation of a Permitted Acquisition) whether consummated or unconsummated during such period to the extent such costs and expenses are not capitalized (it being agreed that if capitalized, same are covered by clause (b)(iii) above); provided, however, that any such travel-related costs and expenses incurred by Issuer employees in connection with Permitted Acquisitions, whether consummated or unconsummated, shall be limited to pre-closing travel and the first trip made by any such Issuer employee following the consummation of such Permitted Acquisition;

(x) (A) other non-recurring or extraordinary losses, reserves, charges and expenses for such period,

(B) losses from start-up labs or de novo locations, businesses or service offerings, so long as such loss was incurred within twelve months of the openings of such start-up labs or de novo location or the initial investment in such business or service offering, as applicable, and

(C) for any period ending on or prior to December 31, 2020, the amount of “run rate” cost savings and operating expense reductions projected by the Issuer in good faith to be realized after specified actions which are taken within twelve months of the consummation or implementation of a Permitted Acquisition or the implementation of a cost-savings or similar initiative, net of the amount of actual benefits realized during such period from such actions, and in each case, are reasonably expected to be realized within the first twelve months following the consummation or implementation thereof and are reasonably identifiable and factually supportable; provided that no cost savings or operating expense reductions shall be added pursuant to this clause (x)(C) to the extent duplicative of any amounts otherwise added to, or included in, Adjusted Pro Forma EBITDA, whether through a pro forma adjustment or otherwise, for such period;

provided, that (x) the aggregate amount added back to Adjusted Pro Forma EBITDA pursuant to clauses (b)(x)(A) – (b)(x)(C) shall not exceed 15% of Adjusted Pro Forma EBITDA for any such period in the aggregate (calculated prior to giving effect to such addbacks); provided, however, that when calculating the addback set forth in clause (b)(x)(A), it shall be net of any related extraordinary gains referenced in (c)(iii) below for such period, and (y) the aggregate amount added back to Adjusted Pro Forma EBITDA pursuant to clauses (b)(x)(B) and (b)(x)(C) shall not exceed 7.5% of Adjusted Pro Forma EBITDA for any such period in the aggregate (calculated prior to giving effect to such addbacks);

minus

(c) to the extent included in calculating Consolidated Net Income,

(i) the amount of cash expended in such period in respect of any amount that, under clause (b)(vi) above, was taken into account in determining Adjusted Pro Forma EBITDA for such period or any prior period, all as determined in accordance with GAAP;

(ii) all non-cash gains for such period; and

(iii) (1) for any period ending on or prior to December 31, 2020, all extraordinary and non-recurring gains for such period and (2) for any period ending after December 31, 2020, all extraordinary and non-recurring cash gains for such period.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning given to such term in Section 13.

“Applicable Calculation Date” means the applicable date of calculation for (i) the Consolidated Debt Ratio, (ii) the Adjusted Pro Forma EBITDA or (iii) the Consolidated Total Leverage Ratio.

“Applicable Date of Determination” means the last day of the most recently ended fiscal quarter, as applicable, for which financial statements were delivered or were required to be delivered pursuant to Section 15.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Issuer for which financial statements have been delivered to the holders of Series A-2 Preferred Stock or were required to be delivered pursuant to Section 15 immediately preceding the Applicable Calculation Date.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease Obligation and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments.

“Authorized Officer” means, with respect to any Person, any individual holding the position of chairman of the board (if such individual is also an officer of such Person), the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller, a Senior Vice President, a Director, a Manager, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person.

“Automatic Adjustment Date” means the date on which a Qualifying IPO occurs.

“Bankruptcy Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Board of Directors” has the meaning assigned to such term in the recitals hereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be accounted for as a capital lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, subject, for the avoidance of doubt, to the last sentence of Section 2(b).

“Cash Equivalents” means cash equivalents and marketable securities as defined under GAAP.

“Certificate of Designation” has the meaning assigned to such term in the recitals hereof.

“Certificate of Incorporation” has the meaning assigned to such term in the recitals hereof.

“Change of Control” means the occurrence of any of the following after the Closing Date:

(a) the failure of the holders of Equity Interests on the Closing Date to maintain beneficial ownership of at least a majority of the Equity Interests of the Issuer on a fully diluted basis; or

(b) during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Issuer cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election, appointment or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election, appointment or nomination at least a majority of that Board of Directors or equivalent governing body or (iii) whose election, appointment or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body;

provided, that the occurrence of the events in the foregoing clauses (a) and/or (b) arising as a result of any acquisition of a majority of the Equity Interests by Leonard Green & Partners, L.P. (or an affiliate thereof) or The Cranemere Group Limited (or an affiliate thereof), in either case, within 18 months of the Closing Date, shall not be a “Change of Control” provided, that (1) the proceeds thereof, along with up to $50,000,000 of cash on hand and Indebtedness incurred in compliance with Section 12 (if elected by the Issuer), are used to fully redeem all outstanding shares of Series A-1 Preferred Stock and (2) if such acquisition of a majority of Equity Interests occurs concurrent with or after the CTEH 2020 Earnout Amount is due and payable, the CTEH Participating Equity is sold in full.

“Closing Date” means April 13, 2020.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Common Stock” means the common stock, par value $0.000004 per share, of Issuer.

“Consolidated Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Subsidiaries computed as of the end of the Applicable Measurement Period to (2) the Issuer’s Adjusted Pro Forma EBITDA for the Applicable Measurement Period, provided, that for the calculation of Consolidated Total Indebtedness and Adjusted Pro Forma EBITDA giving appropriate pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Shares (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period.

For purposes of making the computation referred to above, any Specified Transaction that has been made by the Issuer or any of its Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be included in such calculation on a pro forma basis assuming that all such Specified Transactions (and the change in any associated fixed charge obligations and the change in Adjusted Pro Forma EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Consolidated Debt Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Specified Transaction had occurred at the beginning of the Applicable Measurement Period.

For purposes hereof, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any disposition or such Investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction (including the Transactions)).

“Consolidated Interest Charges” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding, to the extent otherwise included as an interest expense, transaction costs related to the closing of the Existing Loan Agreement, including up-front fees and expenses, plus (b) the portion of rent expense with respect to such period under Capitalized Lease Obligations that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Net Income” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, the net income of the Issuer and its Subsidiaries for that period, as determined in accordance with GAAP; provided that Consolidated Net Income shall exclude any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Issuer’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Subsidiary as a dividend or other distribution.

“Consolidated Total Indebtedness” means, as at any Applicable Calculation Date, (i) the aggregate amount of all outstanding Indebtedness and Disqualified Stock (excluding the Series A-1 Preferred Stock and Series A-2 Preferred Stock) of the Issuer and its Subsidiaries on a consolidated basis less (ii) all cash and Cash Equivalents of the Issuer and its Subsidiaries that do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Issuer.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (1) the sum of (a) Consolidated Total Indebtedness of the Issuer and its Subsidiaries computed as of the end of the Applicable Measurement Period and (b) the aggregate amount of the Series A-1 Preferred Stock of the Issuer and Series A-2 Preferred Stock of the Issuer on a

consolidated basis, with the amount of such Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, equal to the stated value thereof plus accrued and unpaid interest thereon, to (2) the Issuer’s Adjusted Pro Forma EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Adjusted Pro Forma EBITDA as are appropriate giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Series A-1 Preferred Stock or Series A-2 Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period.

For purposes of making the computation referred to above, any Specified Transaction that has been made by the Issuer or any of its Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be included in such calculation on a pro forma basis assuming that all such Specified Transactions (and the change in any associated fixed charge obligations and the change in Adjusted Pro Forma EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Consolidated Debt Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Specified Transaction had occurred at the beginning of the Applicable Measurement Period.

For purposes hereof, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any disposition or such Investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction (including the Transactions).

“Controlled Investment Affiliates” means, as to any Person, any other Person, other than any Investor, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer or other Persons.

“Credit Facilities” means the Existing Loan Agreement and any debt facilities, indentures or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof.

“Credit Facilities Cap” unless consented to by a Holder Majority in writing, means $235,000,000 (which, for the avoidance of doubt, includes the $10,000,000 swing line sublimit under the Existing Loan Agreement as if fully drawn), plus an amount equal to unpaid accrued interest and premium thereon and reasonable fees and expenses (including upfront fees and original issue discount (“OID”)) incurred in connection with the initial exchange, replacement, refunding, or refinancing of the Existing Loan Agreement.

“CTEH 2020 Earnout Amount” means the 2020 Earnout Amount (as defined in the CTEH Acquisition Agreement).

“CTEH Acquisition Agreement” means the Membership Interest Purchase Agreement, by and among CTEH Holdings, LLC (“CTEH Holdings”), the Issuer, The Center for Toxicology and Environmental Health, L.L.C., Montrose Planning & Permitting, LLC and the other parties thereto, dated March 28, 2020.

“CTEH Participating Equity” means the amount of the CTEH 2020 Earnout Amount that was paid (or is payable) by the Issuer in Common Stock that CTEH Holdings may require the Issuer to include for sale in a subsequent equity offering of the Issuer, which amount shall not exceed 50% of the CTEH 2020 Earnout Amount.

“Delayed Mandatory Redemption Date” has the meaning assigned to such term in Section 7(b)(iv).

“DGCL” has the meaning assigned to such term in the recitals hereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale, condemnation or eminent domain, and other than solely for any Equity Interest that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale, condemnation or eminent domain), in whole or in part; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or any Subsidiary, or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any Subsidiary in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any of its Subsidiaries, or any Parent Entity, or any other entity in which the Issuer or any of its Subsidiaries has an Investment and is designated in good faith as an “Affiliate” by the Board of Directors or the board of directors of any Subsidiary (or, in each case, the compensation committee thereof), shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations.

“Dividend Payment Date” has the meaning assigned to such term in Section 5.

“Dividend Period” means the period commencing on the day immediately following a Dividend Payment Date and shall end on, and include, the next Dividend Payment Date; provided that the initial Dividend Period shall commence on and include the Closing Date and shall end on, and include, the first Dividend Payment Date.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Issuer or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements) pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligations at the time of determination shall be the aggregate amount, if any, of such Earn Out Obligations that are required at such time under GAAP to be recognized as liabilities on the consolidated balance sheet of the Issuer.

“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Event of Noncompliance” means any one of the following events:

(a) failure by the Issuer or any of its Subsidiaries to comply with any of its obligations, covenants or agreements contained in this Certificate of Designation and the receipt by Issuer from the Holder Majority of a written notice captioned an “Event of Noncompliance” and specifying such failure with particularity, including the applicable section(s) of this Certificate of Designations (any such notice, a “Non-Compliance Notice”); provided that (i) in the case of a failure to comply with Section 12 such period of continuance of such default or breach shall be 30 days after the receipt of a Non-Compliance Notice and (ii) in the case of a failure to comply with Section 16 in any given fiscal quarter, (x) solely for the purpose of Sections 8 and Section 11(b)(x), an Event of Noncompliance shall commence upon the failure to so comply with Section 16 for such fiscal quarter and continue until the later of (1) 90 days subsequent to the date on which the financial statements with respect to such fiscal quarter have been delivered to the holders of Series A-2 Preferred Stock and (2) the date when the failure to comply with Section 16 for such fiscal quarter has been cured, and (y) for all other purposes, no Non-Compliance Notice shall be delivered prior to expiration of the Cure Right (if applicable);

(b) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or guarantee now exists or is created after the issuance of the Series A-2 Preferred Stock, if both:

(i) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in the aggregate, in excess of the Threshold Amount (or its foreign currency equivalent) at any one time outstanding;

provided, that any Event of Noncompliance under this clause (b) shall be automatically rescinded if the holders of such Indebtedness rescind or waive the underlying default which triggered such Event of Noncompliance within 45 days of such Event of Noncompliance;

(c) failure by the Issuer or any of its Subsidiaries to pay final non-appealable judgments aggregating in excess of the Threshold Amount (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(d) any of the following events with respect to the Issuer or any of its Significant Subsidiaries:

(i) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences proceedings to be adjudicated bankrupt or insolvent;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property;

(ii) the Issuer or any Significant Subsidiary takes any comparable action described in clause (d)(i) under any foreign laws relating to insolvency; or

(iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(B)	appoints a custodian of the Issuer or any Significant Subsidiary or for all or substantially all of its property; or

(C)	orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

and, in each case, the order or decree remains unstayed and in effect for 60 days; or

(e) after a Full Buyout Private Offering, solely for the purposes of clause (a) of the definition of “Permitted Acquisition” and Sections 8 and 11(b)(x), the occurrence of a “Default,” “Event of Default” or comparable term under the Existing Loan Agreement.

Promptly (and in any event, within two (2) Business Days), the Issuer shall notify all of the holders of the Series A-2 Preferred Stock of the occurrence of an Event of Noncompliance, breach or any other default hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Loan Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of July 24, 2019, among the Issuer, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Senior Lenders”) and Bank of America, N.A. (the “Agent”), as Administrative Agent, Swing Line Lender and L/C Issuer, as from time to time amended, restated, supplemented or otherwise modified.

“First Call Date” means the third anniversary of the Closing Date.

“Full Buyout Private Offering” means a private offering and sale for cash by the Issuer for its own account of shares of Common Stock, warrants, options or rights to subscribe for or purchase Common Stock, or any combination of the foregoing that is, along with up to $50,000,000 of cash on hand and Indebtedness incurred in compliance with the Section 12 (if elected by the Issuer), (1) used to fully redeem all outstanding shares of Series A-1 Preferred Stock and (2) to the extent occurring on or after the CTEH 2020 Earnout Amount is due and payable, the entire CTEH Participating Equity is sold in such offering.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state, provincial, county, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government in any jurisdiction (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity or equity risks either generally or under specific contingencies.

“Holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder Majority” has the meaning assigned to such term in Section 17(a).

“Holder Supermajority” has the meaning assigned to such term in Section 17(b).

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services; (e) all Indebtedness of others (excluding prepaid interest thereon) secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (x) fair market value of such property as determined by such Person in good faith and (y) the amount of Indebtedness secured by such Lien; (f) all Capitalized Lease Obligations, Purchase Money Obligations and Synthetic Lease obligations of such Person to the extent classified as indebtedness under GAAP (for the avoidance of doubt, lease payments under any operating leases shall not constitute Indebtedness); (g) all Hedging Obligations to the extent required to be reflected on the balance sheet of such Person on a marked to market net value basis (or if any actual amount is due as a result of the termination or close out of such hedging agreement, such actual amount); and (h) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing or anything else herein to the contrary, Indebtedness shall not include: (a) trade accounts payable, (b) deferred obligations owing to any Affiliate, including under any management services agreement, (c) accrued obligations incurred in the ordinary course of business, including current tax accruals, (d) purchase price adjustments, holdbacks, indemnity obligations and Earn Out Obligations (until such obligations or adjustments become a liability on the balance sheet of such Person in accordance with GAAP and solely if not paid after becoming due and payable), (e) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are not prohibited hereby), (f) any accruals for payroll and other non-interest bearing liabilities accrued in the ordinary course of business, (g) deferred rent obligations, taxes and compensation, (h) customary payables with respect to money orders or wire transfers, (i) customary obligations under employment arrangements, (j) operating leases, (k) pension-related or post-employment liabilities, (l) intra-day exposures, (m) Hedging Obligations except to the extent included in clause (g) above, (n) amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to any Permitted Investments to the extent paid when due (unless being properly contested), and (o) obligations in respect of any license, permit or other approval arising in the ordinary course of business.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Issuer and is reasonably acceptable to the Holder Majority.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Issuer or a Subsidiary in respect of such Investment.

“Investor” means the Purchaser and any Purchaser Transferee which holds shares of Series A-2 Preferred Stock.

“IPO Common Equity” means the common stock of the IPO issuer.

“IPO Issuer” means the Issuer or a direct or indirect parent of the Issuer.

“Issuer” has the meaning assigned to such term in the recitals hereof.

“Junior Stock” means (a) Common Stock and (b) Preferred Stock (other than the Series A-2 Preferred Stock and Series A-1 Preferred Stock) or any other Equity Interest of the Issuer that by its terms, in either such case, ranks junior to the Parity Stock. For the avoidance of doubt, the Parity Stock does not constitute Junior Stock.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Authority.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized to be open in the State of New York.

“Leverage Failure” has the meaning given to such term in Section 16.

“LIBOR” means, the rate per annum appearing on Bloomberg L.P.’s service (the “Service”) (or on any successor to or substitute for such Service) for ICE LIBOR USD interest rates for a term of 3 months. If the Service shall no longer report ICE LIBOR USD interest rates, or such interest rates cease to exist, the Holder Majority, after consulting in good faith with the Issuer, shall be permitted to select an alternate service that quotes, or alternate interest rates that reasonably approximate, the rates of interest per annum at which deposits of dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Holder Majority in the London interbank market (and relating to borrowings with a duration of 3 month and for the applicable principal amount on any applicable date of determination), which rate shall not be less than 0.00%. If at any time the supervisor for the administrator of LIBOR makes a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Holder Majority, after consulting in good faith with the Issuer, shall be permitted to reasonably select an alternative rate of interest to LIBOR for purposes of Section 21 hereof that is consistent with the then-prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time; provided that, if such alternative rate of interest shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidation Event” means (a) the Issuer’s liquidation, winding up or dissolution, (b) a filing for bankruptcy or other insolvency proceeding of the Issuer or (c) any sales of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole or other transactions in connection with any voluntary in-court or out-of-court solvency-related restructuring or recapitalization transactions by the Issuer.

“Maintenance Covenant” has the meaning assigned to such term in Section 16.

“Make Whole Amount” means, with respect to any redemption of any share of Series A-2 Preferred Stock prior to the First Call Date, an amount equal to the sum of (without duplication) the remaining Dividends that would accrue (without giving effect to any compounding thereof) on such share of Series A-2 Preferred Stock being redeemed from the day immediately following the Optional Redemption Date to the First Call Date (including, for the avoidance of doubt, any Dividends that would accrue from the Dividend Payment Date immediately prior to the First Call Date through the First Call Date) assuming that such share of Series A-2 Preferred Stock were to remain outstanding through the First Call Date, with Dividends calculated based on the Series A-2 Dividend Rate; provided that if the Optional Redemption Date occurs on an Automatic Adjustment Date, any Dividends accruing after such Automatic Adjustment Date and on or prior to the First Call Date shall be calculated based on the Post-Adjustment Dividend Rate.

“Mandatory Redemption” has the meaning assigned to such term in Section 7(a).

“Mandatory Redemption Date” has the meaning assigned to such term in Section 7(a).

“Mandatory Redemption Event” has the meaning assigned to such term in Section 7(a).

“Mandatory Redemption Notice” has the meaning assigned to such term in Section 7(b)(i).

“Minimum Portion” shall mean the lesser of (i) $50 million in aggregate Stated Value of Series A-2 Preferred Stock and (ii) all of the Series A-2 Preferred Stock then outstanding.

“Non-Qualifying IPO” means any initial underwritten primary public offering of the IPO Common Equity of the IPO Issuer that is not a Qualifying IPO.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Optional Redemption” has the meaning assigned to such term in Section 6(a).

“Optional Redemption Date” has the meaning assigned to such term in Section 6(a).

“Parent Entity” means any Person with respect to which the Issuer is a direct or indirect Subsidiary.

“Parity Stock” means any class or series of stock of the Issuer now existing or hereafter authorized that expressly ranks on a parity basis with the Series A-2 Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Issuer. Without limiting the foregoing, “Parity Stock” shall include the Series A-1 Preferred Stock and any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Permitted Acquisition” means the CTEH Acquisition and any other Acquisition by the Issuer or any Subsidiary, provided that:

(a) no Event of Noncompliance shall have occurred and be continuing or would reasonably be expected to result from such Acquisition;

(b) the aggregate consideration paid by the Issuer or any such Subsidiary, as applicable, for any such Acquisition in the form of cash, Cash Equivalents, any assumption of Indebtedness, incurrence of Indebtedness consisting of obligations to the seller, deferred purchase price and any Earn Out Obligations, without duplication, does not exceed:

(i) before a Full Buyout Private Offering, (A) $25,000,000, and (B) when including any other consideration (including consideration paid in the form of Equity Interests of the Issuer), $30,000,000, provided that in the case of an Acquisition of the Equity Interests of another Person, the Board of Directors, shareholders (or other comparable governing body) of such other Person shall have duly approved such Acquisition as required under applicable law;

(ii) after a Full Buyout Private Offering, $75,000,000; and

(c) the ratio of the purchase price paid by the Issuer in the Acquisition to the Adjusted Pro Forma EBITDA of the property or the Person is not greater than, (i) before a Full Buyout Private Offering, 7.00:1.00; and (ii) after a Full Buyout Private Offering, 8.00:1.00.

“Permitted Holders” means (a) each of the Investors and members of management and the Board of Directors of the Issuer and its Subsidiaries, or any Parent Entity, who were holders of Equity Interests of the Issuer, or any Parent Entity on the Closing Date, and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or any Parent Entity; (b) any Permitted Parent; or (c) any Subsidiary of the Issuer.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its wholly-owned Subsidiaries (including guarantees of obligations of any Subsidiary);

(2) any Investment in cash and Cash Equivalents;

(3) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment existing on the Closing Date or binding commitment in effect on the Closing Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (i) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), (ii) by the amount of any prepayment premiums paid and reasonable fees and expenses incurred in connection with such extension, modification, replacement, reinvestment or renewal, or (iii) as otherwise permitted hereunder:

(a) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable;

(b) in satisfaction of judgments against other Persons;

(c) as a result of a foreclosure by the Issuer or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d) received in compromise or resolution of (A) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Issuer or any of its Subsidiaries, or consistent with past practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, or (B) litigation, arbitration or other disputes;

(4) any Investment pursuant to any Permitted Acquisition;

(5) guarantees of Indebtedness permitted under the covenant described in Section 12, performance guarantees incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Issuer or any of its Subsidiaries;

(6) any Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business of the Issuer or any of its Subsidiaries and consistent with past practice;

(7) loans and advances to officers, directors, managers, employees and consultants for business-related travel expenses, moving expenses, payroll advances and other similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice;

(8) advances, loans, deposits or extensions of trade credit or prepayments to suppliers or lessors or loans or advances made to distributors, in each case in the ordinary course of business and consistent with past practice by the Issuer or any of its Subsidiaries;

(9) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(10) Investments made as part of the Transactions;

(11) Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business;

(12) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business and consistent with past practice;

(13) Investments constituting Hedging Obligations not for speculative purposes;

(14) Investments consisting of loans and advances to officers, directors and employees of the Issuer and its Subsidiaries which are used solely by such Persons to facilitate purchase of Equity Interests of the Issuer so long as (i) the proceeds of such loans and advances are used in their entirety to purchase such Equity Interests and (ii) such Investments do not exceed $6,000,000 in the aggregate at any time outstanding; and

(15) any Investments in any Person at any time outstanding not to exceed $10,000,000.

“Permitted Parent” means any direct or indirect parent of the Issuer that at the time it became a parent of the Issuer was a Permitted Holder pursuant to clause (a) of the definition thereof.

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Adjustment Dividend Rate” means 9.0% with respect to dividends paid in cash and 8.71% with respect to dividends that accrue, in each case, per annum, accruing daily and compounded quarterly.

“Preferred Shares” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Preferred Stock” has the meaning assigned to such term in the recitals hereof.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Purchaser” means OCM Montrose II Holdings, L.P., a Delaware limited partnership.

“Purchaser Transferee” means any transferee of Series A-2 Preferred Stock which is an Affiliate of either the Purchaser or any other Purchaser Transferee (including, in each case, the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, any portfolio company of any of the foregoing or the Issuer and its Subsidiaries).

“Qualifying IPO” means the initial underwritten primary public offering of the IPO Common Equity of the IPO Issuer (whether alone or in conjunction with a secondary public offering by any selling stockholders) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act that (1) occurs prior to a Qualifying Private Offering and results in net proceeds, after deducting any applicable fees and transaction expenses, in an amount not less than the amount required (taken together with up to $50 million of cash on hand and Indebtedness incurred in compliance with Section 12 (if elected by the Issuer) to redeem all outstanding shares of Series A-1 Preferred Stock (including any accumulated but unpaid interest thereon) in full and, to the extent occurring on or after the CTEH 2020 Earnout Amount is payable, the entire CTEH Participating Equity is sold in such offering, or (2) occurs after a Qualifying Private Offering and results in net proceeds, after deducting any applicable fees and transaction expenses, equal to the greater of (A) not less than the amount required (taken together with up to $50 million of cash on hand and Indebtedness incurred in compliance with Section 12 (if elected by the Issuer)) to redeem all outstanding shares of Series A-1 Preferred Stock (including any accumulated but unpaid interest thereon) and, to the extent occurring on or after the CTEH 2020 Earnout Amount is due and payable, the entire CTEH Participating Equity is sold in such offering, or (B) $125 million, not less than $100 million of which are used to first redeem shares of Series A-1 Preferred Stock and thereafter permanently repay Indebtedness of the Issuer;

provided that, in either case, substantially concurrently with the consummation of the Qualifying IPO, and unless otherwise waived by the Holder Majority, the IPO Issuer shall:

(a) cause any shares of IPO Common Equity issuable upon conversion of the Series A-2 Preferred Stock, if any, and upon exercise of the Warrant to be approved for listing on a Relevant Exchange, subject to official notice of issuance; and

(b) amend and restate the by-laws of the Issuer to include a right to call special meetings by stockholders owning at least 45% of the IPO Common Equity.

“Qualifying IPO Costs” means costs incurred by the Issuer and its Subsidiaries or a direct or indirect parent of the Issuer in connection with, associated with, or in anticipation of, or in preparation for, any Qualifying IPO, or to establish or maintain compliance with the requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated in connection therewith or establishing other enhanced accounting functions or disclosure controls and procedures, whether or not a Qualifying IPO is consummated; provided that any such costs described above in respect of the ongoing operation of the Issuer and its Subsidiaries (or any direct or indirect parent company of the Issuer and its Subsidiaries) as a listed equity security following the completion of four (4) fiscal quarters immediately after the Qualifying IPO shall not constitute Qualifying IPO Costs provided that such costs are not incurred in connection with or to remediate any issue that existed at the time of the Qualifying IPO.

“Qualifying Private Offering” means a private offering and sale for cash by the Issuer for its own account of shares of Common Stock, warrants, options or rights to subscribe for or purchase Common Stock, or any combination of the foregoing.

“Redemption Date” means the Optional Redemption Date or the Mandatory Redemption Date, as applicable.

“Redemption Failure” has the meaning assigned to such term in Section 7(c).

“Redemption Price” has the meaning assigned to such term in Section 6(b).

“Refunding Capital Stock” has the meaning assigned to such term in Section 11(b)(ii).

“Relevant Exchange” means any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, or any of their respective successors.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning assigned to such term in Section 11(a).

“Sale of the Issuer” means any transaction or series of related transactions (by stock sale, merger, consolidation or otherwise) (a) consummated after the Closing Date, pursuant to which a Person acquires at least 51% of the outstanding Voting Stock of the Issuer (including pursuant to a Transfer or series of related Transfers among the Permitted Holders); or (b) that result in a sale or disposition of all or substantially all of the assets of the Issuer and its Subsidiaries on a consolidated basis other than to an entity with respect to which, following such sale or disposition, at least 50% of the combined voting power of the then outstanding Voting Stock of such entity is then beneficially owned (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), directly or indirectly, by all or substantially all of the individuals and entities (or Affiliates of such individuals and entities) who beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act as in effect on the date hereof) the Voting Stock of the Issuer immediately prior to such sale or other disposition; provided, any acquisition of a majority of the outstanding Voting Stock of the Issuer or all or substantially all of the assets of the Issuer and its Subsidiaries on a consolidated basis by Leonard Green & Partners, L.P. (or an affiliate thereof) or The Cranemere Group Limited (or an affiliate thereof), in either case, within 18 months of the Closing Date, shall not be a “Sale of the Issuer” provided, that the proceeds thereof, along with up to $50,000,000 of cash on hand and Indebtedness incurred in compliance with Section 12 (if elected by the Issuer), are used to fully redeem all outstanding shares of Series A-1 Preferred Stock and, if occurring on or after the CTEH 2020 Earnout Amount is due and payable, the CTEH Participating Equity is sold in such sale.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Series A-1 Certificate of Designations” means the Certificate of Designation of Cumulative Series A-1 Preferred Stock of the Issuer.

“Series A-1/A-2 Majority” has the meaning assigned to such term in Section 4.

“Series A-1 Preferred Stock” means the Issuer’s Cumulative Series A-1 Preferred Stock designated in the Certificate of Designation of Cumulative Series A-1 Preferred Stock of the Issuer, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-2 Dividend Rate” means (i) with respect to any dividends paid in cash, 15.0% per annum, and (ii) with respect to any dividends which accrue, 14.2% per annum before a Full Buyout Private Offering and 9% per annum after a Full Buyout Private Offering; provided that upon a partial redemption of less than all of the issued and outstanding shares of Series A-1 Preferred Stock in connection with a Qualifying Private Offering, the Series A-2 Dividend Rate shall be reduced as follows: (a) with respect to any dividends paid in cash, the rate will be adjusted to an amount equal to (i) the Series A-2 Dividend Rate in effect immediately prior to such partial redemption (e.g. 15.0%) minus (ii) (x) the Series A-2 Dividend Rate in effect immediately prior to such partial redemption (e.g. 15.0%) minus the Post-Adjustment Dividend Rate multiplied by (y) a fraction, the numerator of which is the aggregate amount used to partially redeem such Series A-1 Preferred Stock (net of the CTEH 2020 Earnout Amount reserved by the Issuer that would be payable or is paid in cash) and the denominator of which is the aggregate stated value of all issued and outstanding shares of Series A-1 Preferred Stock plus accrued and unpaid dividends thereon as of immediately prior to such partial redemption and (b) with respect to any dividends that accrue, the Series A-2 Dividend Rate will be reduced to an amount equal to (i) (A) the Series A-2 Dividend Rate in effect immediately prior to such partial redemption (e.g. 14.2%) minus (B) (x) the Series A-2 Dividend Rate in effect immediately prior to such partial redemption (e.g. 14.2%) minus the Post-Adjustment Dividend Rate multiplied by (y) a fraction, the numerator of which is the aggregate amount used to partially redeem such Series A-1 Preferred Stock (net of the CTEH 2020 Earnout Amount reserved by the Issuer that would be payable or is paid in cash) and the denominator of which is the aggregate stated value of all issued and outstanding shares of Series A-1 Preferred Stock plus accrued and unpaid dividends thereon as of immediately prior to such partial redemption plus (ii) 0.99632%, provided further, that upon the redemption in full of the issued and outstanding shares of Series A-1 Preferred Stock, the Series A-2 Dividend Rate shall equal the Post-Adjustment Dividend Rate.

“Series A-2 Preferred Stock” has the meaning assigned to such term in Section 1.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Specified Transaction” means any incurrence or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness or Disqualified Stock, any Acquisition or Investment that results in a Person becoming a Subsidiary, any investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any disposition of a business unit, line of business or division of the Issuer, in each case whether by merger, consolidation, amalgamation or otherwise.

“Stated Value” means, with respect to each outstanding share of Series A-2 Preferred Stock, upon initial issuance, $10,000 and with respect to any subsequent date of determination, the Stated Value of such share of Series A-2 Preferred Stock, as so increased pursuant to Section 5, as applicable.

“Subsidiary” means, with respect to any Person:

(a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(b) any partnership, joint venture, limited liability company or similar entity of which:

(i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Threshold Amount” means $5.0 million.

“Transactions” means (i) the consummation of the transactions contemplated by CTEH Acquisition Agreement, and (ii) the issuance and sale of the Series A-2 Preferred Stock, and the payment of fees and expenses related to the foregoing.

“Transfer” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, any Series A-2 Preferred Stock (or any beneficial interest therein).

“Treasury Capital Stock” has the meaning assigned to such term in Section 11(b)(ii).

“U.S.” or “United States” means the United States of America.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or individuals performing similar functions) of such Person.

“Warrant” means a warrant to purchase that number of shares of the Common Stock set forth in that certain Warrant, dated as of the date hereof, issued by the Issuer to OCM Montrose II Holdings, L.P.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment; by

(b) the sum of all such payments; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Weighted Average Yield” means, with respect to any Proposed Debt, on any date of determination, the weighted average yield to maturity based on the interest rate applicable to such Proposed Debt on such date and giving effect to interest rate floors, prepayment premium, no-call provisions, make-wholes, arrangement fees, closing fees, structuring fees, underwriting fees, upfront fees, agency fees, original issue discount or similar yield related discounts, fees or deductions payable with respect to such Proposed Debt (with fees and original issue discount to be calculated based on (i) an assumed four-year average life for the Proposed Debt or (ii) if the stated maturity of the Proposed Debt is less than four years, the actual life of such Proposed Debt).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

(b) Interpretation. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The headings are for convenience only and will not be given effect in interpreting this Certificate of Designation. References herein to any Section shall be to a Section hereof unless otherwise specifically provided. References herein to any Law means such Law, including all rules and regulations promulgated under or implementing such Law, as amended from time to time and any successor Law unless otherwise specifically provided. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Certificate of Designation, refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Certificate of Designation. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.” The word “or” is inclusive. The terms lease and license shall include sub-lease and sub-license, as applicable. All references to $, currency, monetary values and dollars set forth herein means U.S. dollars. When the terms of this Certificate of Designation refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Issuer shall maintain a copy of such agreement, document or decision at the principal executive offices of the Issuer and a copy thereof will be provided free of charge to any stockholder who makes a request therefor. Unless expressly provided herein or the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein). For purposes of determining compliance with any covenant contained herein, Indebtedness of the Issuer and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

3. Ranking; Liquidation.

(a) With respect to the payment of dividends and distribution rights (other than as set forth herein) and rights upon any Liquidation Event, the Series A-2 Preferred Stock shall (i) rank senior to the Junior Stock of the Issuer and (ii) rank pari passu with each other class or series of Parity Stock.

(b) Following any Liquidation Event, each holder of the Series A-2 Preferred Stock shall be entitled to receive liquidating distributions out of the assets of the Issuer legally available for distribution to its stockholders, before any payment or distribution of any assets of the Issuer shall be made or set apart for holders of any Junior Stock, in an amount equal to the Redemption Price for such holder’s shares of Series A-2 Preferred Stock as of such date.

(c) In the event the assets of the Issuer available for distribution to stockholders upon any distribution to holders of capital stock following a Liquidation Event shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of Series A-2 Preferred Stock pursuant to Section 3(b), such assets, or the proceeds thereof, shall be distributed among the holders of the Series A-2 Preferred Stock ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled pursuant to Section 3(b).

4. Voting.

(a) Generally. The holders of the Series A-2 Preferred Stock have no voting or consent rights with respect to the Series A-2 Preferred Stock, except as expressly set forth in this Certificate of Designation or as required by Law.

(b) Voting Power. At the time of any vote or consent of the Series A-2 Preferred Stock hereunder or as otherwise required by Law, the percentage of the aggregate voting power of the Series A-2 Preferred Stock of each outstanding share of Series A-2 Preferred Stock will equal the product of (i) the quotient of (A) the Stated Value of such share as of such time divided by (B) the aggregate Stated Value as of such time of all outstanding shares of the Series A-2 Preferred Stock multiplied by (ii) 100.

(c) Director Nomination.

(ii) Election. From and after the Closing Date, the Holder Majority, shall have the exclusive right, upon the occurrence of a Leverage Failure or a Redemption Failure (excluding any Redemption Failure resulting from a failure to comply with Section 12) and for so long as any such Leverage Failure or Redemption Failure is continuing, voting separately as a class, to appoint and elect, either by written consent without a stockholder meeting or by vote at any stockholder meeting called for the purpose of the election of directors, irrespective of whether the Issuer has nominated such directors, such number of additional directors (each a “Springing Director”) to the Board of Directors such that the total number of Springing Directors plus any other directors nominated by the Holder Majority and elected shall constitute a majority of the Board of Directors.

(ii) Term. Each Springing Director shall serve until the earlier of (A) the time his or her successor is appointed or elected and qualified in accordance with this Section 4, unless such Springing Director is earlier removed in accordance with clause (iii) below, resigns or is otherwise unable to serve and (B) such time as the Leverage Failure or Redemption Failure giving rise to such Springing Directors’ appointment to the Board of Directors is no longer continuing.

(iii) Removal. Any Springing Director may be removed from office at any time, with or without cause, by the Holder Majority, either in writing without a meeting or by vote at any meeting called for the purpose of the election of directors. Once elected in accordance with this Section 7, each Springing Director will serve until there ceases to be any shares of Series A-2 Preferred Stock outstanding or until the Leverage Failure or Redemption Failure giving rise to such Springing Directors’ appointment to the Board of Directors is no longer continuing, whichever occurs earlier (the “Breach Period”) and, upon the expiration of an applicable Breach Period, such Springing Director shall automatically be removed from office and the director seat held by the Springing Director shall be automatically eliminated. If after the appointment of a Springing Director, the applicable Breach Period expires, if so requested by the Issuer, the Holder Majority shall promptly cause to resign, and take all other action reasonably necessary, or reasonably requested by the Issuer, to cause the prompt removal of, such Springing Director.

(iv) Treatment. If elected, the Springing Director shall be entitled to the same D&O insurance and indemnification for their service on the Board of Directors as is provided to any other non-management member of the Board of Directors and shall also be entitled to reimbursement for reasonable out-of-pocket expenses related to his or her service on the Board of Directors in accordance with the Issuer’s then current policies.

(v) Notwithstanding the foregoing, if as of the date of any such occurrence of a Leverage Failure or a Redemption Failure, any shares of Series A-1 Preferred Stock are then outstanding and in either case such Leverage Failure or Redemption Failure also constitutes a “Leverage Failure” or a “Redemption Failure” (in each case as defined in the Certificate of Designation for the Series A-1 Preferred Stock, as then in effect) with respect to the Series A-1 Preferred Stock, then (A) the holders of at least a majority of the “Stated Value” (as defined in the Certificate of Designation for the Series A-1 Preferred Stock, as then in effect) of the Series A-1 Preferred Stock then outstanding and the Stated Value of Series A-2 Preferred Stock then outstanding, voting together as one class (a “Series A-1/A-2 Majority”), shall have the right to appoint and elect, either in writing without a meeting or by vote at any meeting called for the purpose of the election of directors, irrespective of whether the Issuer has nominated such directors, such number of Springing Directors to the Board of Directors such that the total number of Springing Directors plus any director previously elected by the holders of Series A-1 Preferred Stock or nominated by Series A-2 Preferred Stock and elected to the Board of Directors shall constitute a majority of the Board of Directors and (B) any Springing Director may be removed from office at any time, with or without cause, by the Series A-1/A-2 Majority, either in writing without a meeting or by vote at any meeting called for the purpose of the election of directors.

Notwithstanding anything set forth in this Section 4 or in the certificate of designations for the Series A-1 Preferred Stock, under no circumstances shall the Holder Majority and the Series A-1/A-2 Majority have a right to appoint and elect, in the aggregate, a number of directors in excess of what would constitute the minimum number of directors necessary to constitute a majority of the Board of Directors.

5. Dividends.

(a) Notwithstanding anything to the contrary herein, from and after the date of issuance of each share of Series A-2 Preferred Stock, dividends shall accrue on a daily basis in arrears during the Dividend Period at the Series A-2 Dividend Rate in effect from time to time on the then current Stated Value of each such share, whether or not such dividends are earned or are declared by the Board of Directors or the Issuer is permitted by Law to pay dividends (“Dividends”), and, if declared, shall be due and payable on the Dividend Payment Date with respect to such Dividend Period in accordance with this Section 5.

(b) Dividends shall be calculated on the basis of the actual days elapsed in a year of 360 days. On the last day of each fiscal quarter of the Issuer following the Closing Date (or, if such date is not a Business Day, the immediately succeeding Business Day) (each such date, a “Dividend Payment Date”), Dividends will, (i) prior to a Full Buyout Private Offering either, (A) be payable in cash, if and to the extent declared by the Issuer, and paid on or prior to the Dividend Payment Date, or (B) accrue and be added to the Stated Value, and (ii) following a Full Buyout Private Offering, be payable in cash and paid on or prior to the Dividend Payment Date. Notwithstanding anything to the contrary herein, the Issuer may not declare or pay any Dividend or make any other payment to the extent such Dividend or other payment is not permitted by Law, provided, that any Dividends not so paid, whether or not declared, shall be an Event of Noncompliance and shall continue to accrue and be cumulative and shall compound at the relevant rate on each subsequent regular Dividend Payment Date. All accumulated Dividends shall be paid prior to and in preference to any dividend on any Junior Stock and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Stock, in each case, that are not permitted pursuant to Section 11. Dividends shall be payable to the holders of record of the Series A-2 Preferred Stock as they appear on the stock record of the Issuer on the date that is 15 days prior to the Dividend Payment Date.

(c) Except as otherwise provided herein, if at any time the Issuer pays Dividends that are less than the total amount of Dividends then accumulated with respect to the Series A-2 Preferred Stock, such payment shall be distributed pro rata among the holders of Series A-2 Preferred Stock thereof based upon the Stated Value on all shares of Series A-2 Preferred Stock held by each such holder. When Dividends are not paid in full in cash upon the shares of Series A-2 Preferred Stock, all Dividends declared on Series A-2 Preferred Stock and dividends on any other Parity Stock shall be paid in cash pro rata so that the amount of Dividends so declared on the shares of Series A-2 Preferred Stock and dividends on each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends (for the full amount of dividends that would be payable for the most recently payable quarterly period if dividends were declared in full on all such Parity Stock) on the shares of Series A-2 Preferred Stock and such other class or series of Parity Stock bear to each other.

(d) If on any Dividend Payment Date, the Issuer is not permitted by the Existing Loan Agreement or a Credit Facility incurred to refinance or replace the Existing Loan Agreement to pay the applicable cash Dividend, the sole remedy of the Investors with respect to any such unpaid cash Dividend shall be as set forth in Sections 4 and 7(a) hereof, and any Dividends not so paid, whether or not declared, shall continue to accrue and be cumulative and shall compound at the relevant rate on each subsequent regular Dividend Payment Date.

6. Redemption Generally.

(a) Optional Redemption. The Issuer may, at its option (an “Optional Redemption”) on any one or more dates (any such date, an “Optional Redemption Date”), redeem all or any Minimum Portion of the outstanding Series A-2 Preferred Stock in cash subject to the terms and conditions set forth in this Section 6; provided that in no event may the Issuer redeem an amount less than the Minimum Portion pursuant to this Section 6. Any election by the Issuer pursuant to this Section 6(a) may be conditional and shall be made by delivery to the holders of the Series A-2 Preferred Stock of written notice of the Issuer’s election to redeem at least three Business Days prior to the Redemption Date, which notice will indicate the number of shares being redeemed, the Redemption Price, the Redemption Date and the manner of and place designated for surrender (as set forth in Section 6(d)) of certificates (if any) representing the shares of Series A-2 Preferred Stock to be redeemed.

(b) Redemption Price Generally. The total price for each share of Series A-2 Preferred Stock redeemed pursuant to Section 6(a) or Section 7 on any Redemption Date shall be an amount per share equal to (i) with respect to any Redemption Date occurring prior to the First Call Date, an amount per share of Series A-2 Preferred Stock equal to the sum of, without duplication, (A) the Stated Value of such share of Series A-2 Preferred Stock as of such Redemption Date, (B) the Make Whole Amount as of such Redemption Date, and (C) without duplication, the aggregate accrued and unpaid Dividends from the most recent Dividend Payment Date, but not including, the most recent Dividend Payment Date (or if cash Dividends were not paid on the most recent Dividend Payment Date, from the last such Dividend Payment Date on which cash Dividends were paid), up to and including the Redemption Date or (ii) with respect to any Redemption Date occurring on or after the First Call Date, an amount per share of Series A-2 Preferred Stock equal to the sum of, without duplication, (A) the Stated Value of such share of Series A-2 Preferred Stock as of such Redemption Date and (B) without duplication, aggregate accrued and unpaid Dividends from the most recent Dividend Payment Date, but not including, the most recent Dividend Payment Date, up to and including the Redemption Date (each, as applicable, a “Redemption Price”).

(c) Rights After a Redemption Date. If any shares of the Series A-2 Preferred Stock are not redeemed on the applicable Redemption Date, for any reason, all such unredeemed shares shall remain outstanding and entitled to all of the designations, rights, preferences, powers, restrictions and limitations of the shares of the Series A-2 Preferred Stock set forth in this Certificate of Designation, including the right to accrue and receive any Dividends thereon as provided in Section 5 until the date on which the Issuer actually redeems and pays in full the Redemption Price for such shares.

(d) Surrender of Certificates. Each holder of the Series A-2 Preferred Stock to be redeemed pursuant to this Section 6 shall surrender the certificate or certificates representing such shares (if any) to the Issuer, duly assigned or endorsed for transfer to the Issuer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen, missing, destroyed or mutilated, shall deliver an affidavit of loss and related indemnity in a form reasonably satisfactory to the Issuer, at the principal executive office of the Issuer or such other place as the Issuer may from time to time designate by notice to the holders of the Series A-2 Preferred Stock, and each surrendered certificate shall be canceled and retired and the Issuer shall thereafter make payment of the Redemption Price, as applicable, by certified check or wire transfer of immediately available funds; provided that to the extent any such certificates represent a greater number of shares than the shares actually redeemed, each such holder shall, in addition to receiving the payment of the Redemption Price for each redeemed share, receive a new stock certificate for those shares of the Series A-2 Preferred Stock not so redeemed. Any shares of the Series A-2 Preferred Stock redeemed in accordance with this Section 6 shall not be reissuable by the Issuer, and the Issuer shall take all steps necessary to retire and cancel such shares.

(e) Redemption Preference. Any redemption under this Section 6 shall be in preference to and in priority over any dividend or other distribution upon any Junior Stock.

7. Mandatory Redemption.

(a) Generally. On the occurrence of (i)(x) before a Full Buyout Private Offering, October 13, 2024 or (y) after a Full Buyout Private Offering, the five-year anniversary of the Closing Date, (ii) a Change of Control with respect to the Issuer, (iii) a Sale of the Issuer, (iv) a Non-Qualifying IPO, (v) any recapitalization of the Issuer or other similar transaction in each case to the extent financed by third party capital (other than a redemption of Series A-1 Preferred Stock) or (vi) an Event of Noncompliance (each, a “Mandatory Redemption Event”), the Issuer shall, at the option of the Holder Majority, redeem all shares of the Series A-2 Preferred Stock (such redemption, a “Mandatory Redemption”) on the applicable redemption date determined pursuant to Section 7(b)(i) (the “Mandatory Redemption Date”), for cash, to the extent permitted by Law, at a price per share of Series A-2 Preferred Stock equal to the applicable Redemption Price on such Mandatory Redemption Date. If, on the Mandatory Redemption Date, the Issuer is not so permitted by Law to redeem all of the outstanding shares of the Series A-2 Preferred Stock, then, the Issuer shall redeem such shares to the fullest extent so permitted. Any shares of the Series A-2 Preferred Stock that are not redeemed pursuant to the immediately preceding sentence shall remain outstanding and entitled to all of the designations, rights, preferences, powers, restrictions and limitations of the shares of the Series A-2 Preferred Stock set forth herein, including the right to continue to accrue and receive Dividends as set forth in Section 5 and, under such circumstances, the redemption requirements provided hereby shall be continuous, so that at any time thereafter when the Issuer is permitted by Law to redeem such shares, the Issuer shall immediately redeem such shares at a price per share of Series A-2 Preferred Stock equal to the Redemption Price as of the Mandatory Redemption Date, together with payment of any additional accrued and unpaid Dividends following the Mandatory Redemption Date, without duplication. If, on the Mandatory Redemption Date, the Issuer is not so permitted by the Existing Loan Agreement or a Credit Facility incurred to refinance or replace the Existing Loan Agreement to redeem all or a portion of the outstanding shares of the Series A-2 Preferred Stock, the sole remedy of the Investors with respect to any such unredeemed shares shall be as set forth in Sections 4 and 7(c) hereof.

(b) Mandatory Redemption Mechanics.

(i) In the event that, pursuant to Section 7(a), the Issuer is required to make a Mandatory Redemption, the Issuer shall follow the procedures set forth in this Section 7(b) as follows:

(A) At least 3 Business Days prior to any anticipated Mandatory Redemption Event (or, with respect to any Mandatory Redemption Event arising from an Event of Noncompliance, promptly following the occurrence of such Event of Noncompliance), the Issuer shall send a notice (the “Mandatory Redemption Notice”) to each of the holders of the Series A-2 Preferred Stock, which shall state that:

(1) The Mandatory Redemption Event is expected to occur and that the Series A-2 Preferred Stock is expected to be redeemed pursuant to this section and the number of shares of Series A-2 Preferred Stock to be redeemed, in each case, subject to the occurrence of such Mandatory Redemption Event;

(2) (x) the expected Redemption Price, (y) the bank or trust company having an office in the City of New York, New York, with which the aggregate Redemption Price will be deposited on or prior to the Mandatory Redemption Date (if applicable) and (z) the Mandatory Redemption Date; and

(3) Unless the Issuer defaults in payment of the Redemption Price for each share of Series A-2 Preferred Stock to be redeemed on the Mandatory Redemption Date, any shares of the Series A-2 Preferred Stock shall cease to accrue Dividends after the Mandatory Redemption Date.

(ii) Upon payment in full of the amounts owing under Section 7(a) to any holder of the Series A-2 Preferred Stock that has its shares redeemed, then notwithstanding that the certificate or certificates evidencing such redeemed shares shall not have been surrendered, the Dividends with respect to such shares shall cease to accrue after the date of such payment in full and such shares of Series A-2 Preferred Stock shall cease to be outstanding for any purpose whatsoever and all rights with respect to such redeemed shares shall forthwith terminate.

(iii) On or before any Mandatory Redemption Date, the Issuer shall redeem the shares of the Series A-2 Preferred Stock and either pay to the account(s) designed by the holder(s) of the shares of Series A-2 Preferred Stock or deposit the amount of the applicable aggregate Redemption Price with a bank or trust company having an office in the City of New York, New York, designated in the applicable Mandatory Redemption Notice, irrevocably in trust for the benefit of the holders of such shares of the Series A-2 Preferred Stock and thereafter each such share shall be deemed to have been redeemed on the Mandatory Redemption Date so specified, whether or not the certificate for such shares of Series A-2 Preferred Stock shall be surrendered for redemption and canceled. Upon surrender to the Issuer by the holder or holders of such shares of the Series A-2 Preferred Stock of the certificate(s) representing such Series A-2 Preferred Stock (if applicable), the Issuer shall immediately cause to be paid the applicable Redemption Price for each such share to such holder or holders.

(iv) From and after the close of business on the Mandatory Redemption Date or, with respect to all shares of the Series A-2 Preferred Stock not redeemed on such date, the date on which such shares of the Series A-2 Preferred Stock are redeemed following the Mandatory Redemption Date, as contemplated in Section 7(a), which shares shall be deemed to be redeemed on the date on which the Issuer sends payment in full therefor, in cash, as provided in Section 7(a), to the holders of shares being so redeemed (each a “Delayed Mandatory Redemption Date”), all rights of holders of shares of the Series A-2 Preferred Stock being so redeemed shall cease with respect to such shares on such Mandatory Redemption Date or Delayed Mandatory Redemption Date, as applicable, and such shares shall not thereafter be transferred on the books of the Issuer or be deemed to be outstanding for any purpose whatsoever and all rights with respect to such redeemed shares shall forthwith terminate.

(v) In case fewer than all the shares of the Series A-2 Preferred Stock represented by any certificate are redeemed in accordance with this Section 7, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(vi) Any shares of the Series A-2 Preferred Stock redeemed in accordance with this Section 7 shall not be reissuable by the Issuer, and the Issuer shall take all steps necessary to cancel and retire such shares.

(c) Redemption Failure. Upon and following (i) the failure by the Issuer to effect a Mandatory Redemption upon a holder’s exercise thereof in accordance with Section 7(a) upon the occurrence of a Mandatory Redemption Event or (ii) the occurrence of an Event of Noncompliance for so long as such Event of Noncompliance is continuing (each, a “Redemption Failure”), and while any shares of Series A-2 Preferred Stock remain outstanding, (i)(x) before a Full Buyout Private Offering, the Series A-2 Dividend Rate shall increase to 18.2% per annum on dividends both paid in cash and accruing (y) after a Full Buyout Private Offering, the Series A-2 Dividend Rate shall increase to 12% per annum for the first 90 days following a Redemption Date and 14% per annum thereafter, on dividends both paid in cash and accruing and (ii) the Springing Directors shall join the Board of Directors pursuant to Section 4 hereof.

8. Remedies Upon Certain Events of Noncompliance. If either (a) any Leverage Failure has resulted in an Event of Noncompliance under clause (a)(ii) of the definition thereof or (b) after a Full Buyout Private Offering, an Event of Noncompliance under clause (e) of the definition thereof, in either case, has occurred and is continuing:

(i) unless consented to by a Holder Majority, the Issuer shall not, and shall not permit its Subsidiaries to, directly or indirectly, declare or pay any dividends or distributions on, or otherwise repurchase, redeem or otherwise acquire any shares of, Capital Stock (other than the Series A-2 Preferred Stock) of the Issuer or any of its Subsidiaries or make any Investments (other than pursuant to clauses 1, 2, 3, 6, 8, 9, 11, 12, 13, and 14 of the definition of “Permitted Investments”);

(ii) unless consented to by a Holder Majority, the Issuer shall not, and shall not permit its Subsidiaries to, directly or indirectly, incur any Indebtedness, other than (A) Indebtedness incurred under the Existing Loan Agreement that is used to finance working capital needs of the Issuer; provided that the foregoing shall not restrict the incurrence of Indebtedness incurred in connection with the refinancing of the Existing Loan Agreement up to the Credit Facilities Cap and (B) only if such Event of Noncompliance is in connection with a Leverage Failure, Indebtedness incurred in order to fund Permitted Acquisitions (which otherwise complies with the requirements of this Certificate of Designation, including without limitation Section 12 hereof);

(iii) unless consented to by a Holder Majority, the Issuer shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any disposition of any asset, unless the proceeds from such disposition are used to reduce any senior Indebtedness of the Issuer; provided that, in connection with any such reduction of such senior Indebtedness, the Issuer or such Subsidiary will retire such senior Indebtedness and cause any related commitment to be permanently reduced; and

(iv) unless consented to by a Holder Majority, the Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any capital expenditures exceeding $7,500,000 in the aggregate.

9. Issuer Efforts. The Issuer shall use commercially reasonable efforts to take such actions as are necessary to give effect to the provisions of Section 6 and Section 7 in the event that the Issuer is not permitted by Law to redeem or otherwise unable to redeem shares of the Series A-2 Preferred Stock in connection with any Mandatory Redemption Event on the applicable Mandatory Redemption Date, including using reasonable best efforts to take any action necessary or appropriate to remove promptly any impediments to its ability to redeem the shares of the Series A-2 Preferred Stock required to be so redeemed, including (i) to the extent permitted by Law, reducing the stated capital of the Issuer or revaluing the assets of the Issuer to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such Mandatory Redemption Event and (ii) if the Issuer has sufficient surplus but insufficient cash to effect such Mandatory Redemption, borrowing on commercially reasonable terms the cash necessary to make such Mandatory Redemption Event to the extent it would not cause a breach, with or without notice, lapse of time or both, under the definitive documentation of any outstanding Indebtedness of the Issuer or any of its Subsidiaries or under any definitive documentation corresponding to any series of Preferred Stock. In the event of any transaction that results in a Change of Control in which the Issuer is not the continuing or surviving corporation or entity and in which in the Series A-2 Preferred Stock is not redeemed pursuant to the terms hereof, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Issuer hereunder with respect to the Series A-2 Preferred Stock.

10. Prohibition on Senior or Pari Passu Securities. So long as any Series A-2 Preferred Stock remains outstanding, the Issuer may not establish or issue any additional Series A-2 Preferred Stock, Parity Stock, or equity securities ranking senior to the Series A-2 Preferred Stock, except (i) any Indebtedness not otherwise prohibited by this Certificate of Designations which is convertible into common equity securities or junior preferred securities of the Issuer, (ii) with the consent of a Holder Majority or (iii) any increase in the “Stated Value” (as defined in the Certificate of Designation for the Series A-1 Preferred Stock, as then in effect) of the Series A-1 Preferred Stock as a result of accrued dividends thereon.

11. Limitation on Restricted Payments.

(a) On and after the Closing Date, the Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution on account of the Equity Interests of the Issuer or any of its Subsidiaries (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A) dividends, payments or distributions by the Issuer or any of its Subsidiaries payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or any of its Subsidiaries, or in options, warrants or other rights to purchase such Equity Interests; or

(B) dividends, payments or distributions by a Subsidiary of the Issuer, so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by such Subsidiary other than a Wholly Owned Subsidiary of the Issuer, as the case may be, the Issuer or a Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(ii) purchase, redeem, defease or otherwise acquire or retire for value, any Equity Interests of the Issuer, any of its Subsidiaries, or any Parent Entity, including in connection with any merger, amalgamation or consolidation, in each case held by a Person other than the Issuer or any of its Subsidiaries; or

(iii) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iii) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”).

(b) The foregoing provisions shall not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if, at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Certificate of Designation;

(ii) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or any Equity Interests of any Parent Entity, in exchange for Equity Interests of the Issuer and its Subsidiaries or any Parent Entity (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), or out of the proceeds of a sale or issuance (other than to a Subsidiary) of, to the extent contributed to the Issuer and its Subsidiaries, Refunding Capital Stock made within 120 days of such sale or issuance of Refunding Capital Stock;

(iii) the prepayment, redemption, defeasance, repurchase, retirement, exchange or other acquisition for value of Disqualified Stock of the Issuer or any Subsidiary made in exchange for, or out of the proceeds of a sale or issuance of, Disqualified Stock of the Issuer or any Subsidiary made within 120 days of such sale or issuance of Disqualified Stock, that, in each case, is incurred or issued in compliance with Section 12, so long as:

(A) the liquidation preference of such new Disqualified Stock does not exceed the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses incurred in connection with the issuance of such new Disqualified Stock and such prepayment, redemption, defeasance, repurchase, exchange, acquisition or retirement;

(B) such new Disqualified Stock has a final mandatory redemption date equal to or later than the final mandatory redemption date of the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(C) such new Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, acquired or retired;

(iv) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Subsidiaries or any class or series of Preferred Stock of any Subsidiary, in each case issued in accordance with the covenant described under Section 12;

(v) non-cash repurchases of Equity Interests deemed to occur upon the exercise of equity options;

(vi) payments made or expected to be made by the Issuer or any of its Subsidiaries in respect of withholding or similar taxes payable in connection with the grant, exercise, vesting or settlement of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or Parent Entity and repurchases or withholdings of Equity Interests in connection with the grant, exercise, vesting or settlement of any stock or other equity options or warrants or of any other equity awards if such Equity Interests represent all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Equity Interests, or withholding obligation with respect to, such options or warrants or other Equity Interests or equity awards;

(vii) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;

(viii) loans or advances to officers, directors, employees, managers and consultants of the Issuer or any Parent Entity or any Subsidiary of the Issuer, in connection with such Person’s purchase of Equity Interests of the Issuer, any of its Subsidiaries or any Parent Entity; provided that no cash is actually advanced pursuant to this clause (viii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(ix) the repurchase, redemption or other acquisition of Equity Interests of the Issuer or any of its Subsidiaries deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer or any of its Subsidiaries;

(x) so long as no Event of Noncompliance exists or would result therefrom, the Issuer may pay cash dividends to its parent to enable it to pay, or the Issuer may pay, (i) redemptions for cash of equity, rights to acquire equity or cash payments with respect to phantom stock units, in each case if owned by an officer or employee of the Issuer or any Subsidiary upon termination of employment of such Person, and (ii) cash payments in lieu of the issuance of fractional units upon the exercise or conversion of options or other equity equivalents, provided that the aggregate amount of all such redemptions or payments under the immediately preceding clauses (i) and (ii) shall not exceed $1,000,000 in the aggregate (excluding proceeds of issuances of Equity Interests used for such purpose);

(xi) the payment of Dividends and any amount under an Optional Redemption or a Mandatory Redemption, in each case pursuant to the terms of this Certificate of Designation; and

(xii) the payment of dividends on the Series A-1 Preferred Stock or in connection with a redemption thereof permitted under, and in accordance with, the Certificate of Designation for the Series A-1 Preferred Stock.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Subsidiary, as the case may be, pursuant to the Restricted Payment.

(c) For the avoidance of doubt, this Section 11 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Subsidiaries permitted to be incurred under the terms of this Certificate of Designation.

12. Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock by Subsidiaries.

(a) On and after the Closing Date, the Issuer shall not, and shall not permit its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness and the Issuer shall not, and shall not permit any of its Subsidiaries to, issue any shares of Disqualified Stock or Preferred Shares; provided that the Issuer may incur Indebtedness or issue shares of Disqualified Stock or Preferred Shares, and any of the Subsidiaries may incur Indebtedness, issue shares of Disqualified Stock and issue Preferred Shares, so long as the Consolidated Debt Ratio would have been equal to or less than (i) 4.00 to 1.00, before the Full Buyout Private Offering or (ii) 4.50 to 1.00 (the ratio in effect at any given time, the “Debt Ratio”), after the Full Buyout Private Offering, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Shares had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period. In the event Indebtedness was used to redeem any shares of Series A-1 Preferred Stock, the Debt Ratio shall become 4.00 to 1.00 from the date of such redemption of Series A-1 Preferred Stock until the Indebtedness that was used to redeem is paid off with proceeds from the sale and issuance of Common Stock, at which time it shall become 4.50 to 1.00.

(b) To the extent Indebtedness is incurred or shares of Disqualified Stock or Preferred Shares are issued in connection with the redemption of less than all shares of Series A-1 Preferred Stock, the Issuer may not incur such Indebtedness or issue shares of Disqualified Stock or Preferred Shares, nor may any of the Subsidiaries incur Indebtedness, issue shares of Disqualified Stock and issue Preferred Shares, so long as the Consolidated Debt Ratio would have been greater than 2.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Shares had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(c) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Shares, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Shares for purposes of Section 12(a).

(d) The provisions of Section 12(a) shall not prohibit:

(i) Indebtedness under Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the Credit Facilities Cap;

(ii) Indebtedness constituting customary indemnification obligations incurred in connection with Permitted Acquisitions;

(iii) Indebtedness in respect of netting services, overdraft protections and otherwise in connections with deposit accounts to the extent incurred in the ordinary course of business;

(iv) Indebtedness in respect of workers’ compensation claims, including guarantees or obligations of the Issuer or any Subsidiary with respect to workers’ compensation claims, (in each case other than for an obligation for money borrowed); and

(v) Indebtedness or equity securities issued for the purpose of redeeming the Series A-2 Preferred Stock held by the Investor in full.

13. Transactions with Affiliates.

(a) On and after the Closing Date, the Issuer shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer or any Subsidiary (each of the foregoing, an “Affiliate Transaction”)

(b) The foregoing provisions shall not apply to the following:

(i) transactions between or among the Issuer and any Subsidiary, or between or among Subsidiaries or, in any case, any entity that becomes a Subsidiary as a result of such transaction;

(ii) any agreement or arrangement as in effect as of the Closing Date (including the transactions with RedRidge Financial and NextMedia Group (and their respective Affiliates) existing as of the Closing Date), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Board of Directors or the senior management of the Issuer, or the board of directors of a Subsidiary, as applicable, to the holders of the Series A-2 Preferred Stock when taken as a whole as compared to the applicable agreement as in effect on the Closing Date) or any transactions or payments contemplated thereby;

(iii) the existence of, or the performance by the Issuer or any of its Subsidiaries of its obligations under the terms of any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it (or any Parent Entity) is a party as of the Closing Date and any similar agreements which it (or any Parent Entity) may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Subsidiary (or such Parent Entity) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (iii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the holders of the Series A-2 Preferred Stock when taken as a whole as compared to the applicable agreement as in effect on the Closing Date;

(iv) payments by the Issuer or any Subsidiary, to any Investor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved, in good faith, by the Board of Directors or the senior management of the Issuer, or the board of directors of a Subsidiary, as applicable;

(v) payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(vi) transactions permitted by Section 11 or 12; and

(vii) normal and reasonable compensation. indemnification and reimbursement of expenses of officers and directors in the ordinary course of business.

14. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. On and after the Closing Date, the Issuer shall not, and shall not permit any of its Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to:

(a) (x) pay dividends or make any other distributions to the Issuer or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Issuer or any of its Subsidiaries;

(b) make loans or advances to the Issuer or any of its Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(i) contractual encumbrances or restrictions in effect on the Closing Date, including, Hedging Obligations;

(ii) applicable law or any applicable rule, regulation or order;

(iii) any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into the Issuer or any of its Subsidiaries, or any other transaction entered into in connection with any such acquisition, merger, consolidation, amalgamation or redesignation, in existence at the time of such acquisition or at the time it merges, consolidates or amalgamates with or into the Issuer or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person or at the time it is redesignated (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or redesignated;

(iv) contracts, including sale-leaseback agreements, for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(v) Indebtedness secured by a Lien otherwise permitted to be incurred pursuant to Section 12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(vi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or restrictions on cash or other deposits permitted under Section 13;

(vii) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating to such joint venture;

(viii) customary provisions contained in leases, subleases, licenses, sublicenses or similar agreements, including with respect to intellectual property and other agreements;

(ix) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Subsidiary or the assets or property of another Subsidiary of the Issuer;

(x) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Closing Date pursuant to Section 12, or any other encumbrance or restriction; provided that, (A) in the good faith judgment of the Issuer, such incurrence or such encumbrance or restriction will not materially impair the Issuer’s ability to make payments under the Series A-2 Preferred Stock when due or (B) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(xi) any encumbrance or restriction not relating to any Indebtedness, and that does not, individually or in the aggregate, materially affect the Issuer’s or any of its Subsidiaries’ ability to make future principal or interest payments under this Certificate of Designation, in each case, as determined by the Issuer in good faith; and

(xii) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 14 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(d) For purposes of determining compliance with this Section 14, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans and advances made to the Issuer or a Subsidiary to other Indebtedness incurred by the Issuer or such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

15. Restricted Acquisitions. The Issuer shall not, and shall not permit any of its Subsidiaries, without the written consent of the Holder Majority, to directly or indirectly consummate any Acquisitions, other than Permitted Acquisitions.

16. Leverage Failure. Concurrently with the delivery of any quarterly and annual financial statements to the holders of the Series A-2 Preferred Stock (including, for the avoidance of doubt, the delivery of fourth quarter unaudited financial statements within 45 days after the end of each fiscal year), the Issuer shall deliver to the holders of the Series A-2 Preferred Stock a compliance certificate substantially in the form of the Compliance Certificate (as defined in the Existing Loan Agreement) containing reasonably detailed calculations of the Consolidated Total Leverage Ratio. The Issuer shall maintain, as of the end of each fiscal quarter of the Issuer, a Consolidated Total Leverage Ratio of no greater than 10.00 to 1.00 (the “Maintenance Covenant”). Failure to comply with this Section 16 shall be a “Leverage Failure.” In the event of any Leverage Failure, the Issuer shall have the right to (a) issue Equity Interests (other than Disqualified Stock) for (or receive capital contributions of) cash (the amount thereof, the “Cure Amount” and any action taken pursuant to this clause (a), an “Equity Cure”) or (b) to consummate a Permitted Acquisition (an “Acquisition Cure”), so long as the Issuer consummates the exercise of the Equity Cure or Acquisition Cure, as applicable, pursuant to the procedures described in this Section 16 within ninety (90) days subsequent to the date on which the financial statements with respect to such fiscal quarter have been delivered to the holders of Series A-2 Preferred Stock. Notwithstanding the foregoing, in the event the Issuer’s Consolidated Total Leverage Ratio is no greater than 10.00 to 1.00 as of the end of the fiscal quarter immediately following the fiscal quarter for which the Issuer experienced a Leverage Failure without the Issuer having exercised an Equity Cure or an Acquisition Cure, the applicable Leverage Failure shall be deemed cured for all purposes of this Certificate of Designation (a “Deemed Cure” and each of the Equity Cure, the Acquisition Cure or the Deemed Cure, a “Cure Right”); provided that any such Cure Right can be utilized no more than twice in any four consecutive fiscal quarters. With respect to an Equity Cure, upon receipt by the Issuer of the Cure Amount, Adjusted Pro Forma EBITDA for the fiscal quarter as to which such Cure Right is exercised (the “Cure Right Fiscal Quarter”) shall be deemed to have been increased by the Cure Amount in determining compliance with this Section 16 for such Cure Right Fiscal Quarter and for any subsequent period that includes such Cure Right Fiscal Quarter. With respect to an Acquisition Cure, upon consummation of a Permitted Acquisition that cures such Leverage Failure, for purposes of determining compliance with Section 16, Adjusted Pro Forma EBITDA for such previous fiscal quarter and for any subsequent period shall include the impact of such Permitted Acquisition and any Indebtedness incurred in connection therewith on a pro forma basis assuming that such Permitted Acquisition had occurred on the first day of the Applicable Measurement Period. If after giving effect to the applicable Cure Right set forth in this Section 16 the Issuer shall then be in compliance with this Section 16, the Issuer shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no Leverage Failure at such date, and the applicable Leverage Failure shall be deemed cured for all purposes of this Certificate of Designation.

Notwithstanding the foregoing, after a Full Buyout Private Offering, the Issuer is not required to comply with the Maintenance Covenant.

17. Amendment and Waiver.

(a) Holder Majority. So long as any Series A-2 Preferred Stock remains outstanding, and unless a greater percentage is required by law, the Issuer will not, without the affirmative vote or written consent of the holders of at least a majority of the Stated Value of Series A-2 Preferred Stock then outstanding, separately as one class, amend, alter or change the terms (by merger, consolidation or otherwise) of this Certificate of Designation as they relate to the Series A-2 Preferred Stock (a “Holder Majority”).

There shall be excluded from the numerator and the denominator for purposes of determining whether any Holder Majority is achieved, Series A-2 Preferred Stock held by (a) the Issuer (or any Parent Entity or any Subsidiaries of the Issuer) and (b) any employee of the Issuer or any of its Subsidiaries or any Person controlled by any employee of the Issuer or any of its Subsidiaries; nor shall any of such persons be entitled to attend “holder only” meetings of holders of the Series A-2 Preferred Stock.

(b) Supermajority Matters. Notwithstanding anything to the contrary herein, no such amendment to this Certificate of Designation will (by merger, consolidation or otherwise), without the affirmative vote or written consent of at least 66.67% of the Stated Value of the Series A-2 Preferred Stock then outstanding, separately as one class (the “Holder Supermajority”), affect any of the following matters (the “Supermajority Matters”):

(i) Any waiver or amendment of the Series A-2 Dividend Rate or Post-Adjustment Dividend Rate;

(ii) Any waiver or amendment to the timing or method of payment of any dividends pursuant to Section 5;

(iii) Any waiver or amendment in respect of the liquidation preference pursuant to Section 3;

(iv) Any waiver or amendment to any required voting percentages or the Supermajority Matters;

(v) Any waiver or amendment affecting the ranking of the Series A-2 Preferred Stock (including the creation or authorization of additional classes of any senior or parity preferred equity of the Issuer (including additional Series A-2 Preferred Stock)); and

(vi) Any waiver or amendment with respect to Section 17.

(c) Waiver. The Holder Majority may waive any Event of Noncompliance or other failure to comply with any provision, condition or requirement of this Certificate of Designation. No waiver of any Event of Noncompliance or other failure to comply with any provision, condition or requirement of this Certificate of Designation will be deemed to be a continuing waiver in the future or a waiver of any subsequent Event of Noncompliance or failure or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission to exercise any right hereunder in any manner impair the exercise of any such right.

18. No Reissuance of the Series A-2 Preferred Stock. No share or shares of the Series A-2 Preferred Stock acquired by the Issuer by reason of redemption, conversion, purchase or otherwise shall be reissued or held in treasury for reissuance, and the Issuer shall take all action to cause all such shares to be canceled, retired and eliminated from the shares which the Issuer shall be authorized to issue.

19. Rights and Remedies of Holders.

(a) The various provisions set forth herein are for the benefit of the holders of the Series A-2 Preferred Stock and shall be enforceable by them.

(b) Except as expressly set forth herein, all remedies available under this Certificate of Designation, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any holder of the Series A-2 Preferred Stock of a particular remedy will not preclude the exercise of any other remedy.

20. Certain Tax Matters.

(a) The Series A-2 Preferred Stock shall be treated as equity for U.S. federal and state income tax purposes. For as long as any Series A-2 Preferred Stock is outstanding, the Issuer will remain classified as (i) a corporation for U.S. federal income tax purposes and (ii) as a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “US Corporation”) (unless, in either case, (x) a Mandatory Redemption Event has occurred prior to the Issuer becoming a Person other than a US Corporation (a “Specified Event”) or (y) a Mandatory Redemption occurs as a result of a Specified Event so long as no holder of Series A-2 Preferred Stock is adversely affected in respect of taxes if such holder exercises its option to effect a Mandatory Redemption in connection with the Specified Event as compared with a Mandatory Redemption occurring immediately prior to the Specified Event , provided that neither (x) nor (y) shall apply if any Series A-2 Preferred Stock still outstanding would have been redeemed but for the failure of the Issuer to effect a Mandatory Redemption after a holder’s exercise thereof in accordance with Section 7(a)).

(b) For so long as a holder owns Series A-2 Preferred Stock, it shall be a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “US Person”). Notwithstanding anything to the contrary herein, no holder shall be entitled to transfer any Series A-2 Preferred Stock to any person who is not a US Person, and any such purported transfer will be void ab initio.

(c) The Issuer shall not deduct or withhold from any payment (including deemed payments) made on or with respect to the Series A-2 Preferred Stock except to the extent required by applicable law, and in such case, the Issuer shall be entitled to deduct and withhold as is required by applicable law, provided that, in the case of a holder that is a US Person, the Issuer shall provide at least three days’ written notice in advance of any such deduction or withholding.

Any such deducted and withheld amounts shall be treated for all purposes as having been paid to the applicable person in respect of whom such deduction and withholding was made.

21. Right of First Offer.

(a) In the event the Issuer or its subsidiaries desires to, plans to or does incur any Indebtedness for borrowed money (excluding, for the avoidance of doubt, the Existing Loan Agreement, any debtor-in-possession financing, and any seller notes or similar instruments or arrangements evidencing or otherwise representing all or any part of the deferred portion of the purchase price of any Acquisition) (the “Proposed Debt”) with a Weighted Average Yield in excess of LIBOR plus 6.0%, the Issuer shall deliver a written notice (the “ROFO Notice”) to Oaktree Opportunities Fund Xb Holdings (Delaware), L.P., a Delaware limited partnership (the “Registered Holder”) at least thirty (30) days prior to the incurrence of the Proposed Debt. The ROFO Notice shall specify the amount, term, amortization and the weighted average yield of the Proposed Debt (the “Offered Terms”).

(b) Following the giving of the ROFO Notice, the Registered Holder, directly or through an affiliated designee, shall have an option for a period of ten (10) days after receiving the ROFO Notice to elect to provide its pro rata portion (based on the aggregate Stated Value of Series A-2 Preferred Stock then held by the Registered Holder and the aggregate Stated Value of the Series A-1 Preferred Stock then held by the “Registered Holder” in the Series A-1 Certificate of Designation) (a) all of the Proposed Debt or (b) other than with respect to any Indebtedness incurred to refinance the Existing Loan Agreement, any portion of the Proposed Debt, in each case, on the Offered Terms.

(c) If the Registered Holder accepts the Offered Terms, the Registered Holder and the Issuer shall negotiate in good faith to complete the documentation required for the Proposed Debt in a timely fashion, and in any event within thirty (30) days after the issuance of the ROFO Notice.

(d) If the Registered Holder does not accept the Offered Terms within the time period set forth above, or, following acceptance of the Offered Terms, the Issuer and the Registered Holder do not agree on definitive documentation in respect thereof within such thirty (30) day period, then the Issuer shall be free to offer the Proposed Debt to another unaffiliated third party lender on terms no more favorable to the lender than the Proposed Debt, provided that the closing and funding of such offered Proposed Debt must be completed within ninety (90) days after the issuance of the ROFO Notice. If the Proposed Debt is not closed and funded within such period, a new ROFO Notice shall be given to the Registered Holder, and the Registered Holder shall again be offered a right of first offer on the Proposed Debt pursuant to the terms of this Section 21.

(e) The rights of first offer under this Section 21 shall terminate immediately before the earlier to occur of (i) a Qualifying IPO or (ii) a Sale of the Issuer.

22. Notice.

Any notice or other communication required or permitted to be delivered under this Certificate of Designation will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service, with respect to any holder, at the email address or physical address on file with the Issuer and, with respect to the Issuer, to the following email address or physical address, as applicable:

Montrose Environmental Group, Inc.

1 Park Plaza, Suite 1000

Irvine, CA 92614

Attention: Nasym Afsari, General Counsel

                 Vijay Manthripragada, Chief Executive Officer

Email: ***

            ***

with copies (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071-3197

Attention: Candice Choh

Email: ***

23. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision hereof is held to be prohibited by or invalid under applicable Law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

24. Legend. Any certificates representing shares of Series A-2 Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-2 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “CERTIFICATE OF DESIGNATION”) AND THE RIGHTS, TERMS AND CONDITIONS SET FORTH IN THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND AMONG MONTROSE ENVIRONMENTAL GROUP, INC. (THE “ISSUER”) AND CERTAIN HOLDERS OF ISSUER SECURITIES PARTY THERETO (THE “INVESTMENT AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE

SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENT. A COPY OF THE CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON REQUEST.”

25. Applicability of Covenants. For the avoidance of doubt, Sections 11 through 17 shall cease to be of any force and effect at any time at which no shares of Series A-2 Preferred Stock are outstanding.

IN WITNESS WHEREOF, the Issuer has caused this Certificate of Designation to be signed by a duly authorized officer this 13th day of April, 2020.

MONTROSE ENVIRONMENTAL GROUP, INC.

By:	/s/ Vijay Manthripragada
Name:	Vijay Manthripragada
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SERIES A-2 CERTIFICATE OF DESIGNATION]

EXHIBIT 1

2.    Definitions; Interpretation.

(a)    Definitions. As used in this Certificate of Designation, the following capitalized terms shall have the following meanings:

“Acquisition,” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or substantially all of the property of, or a line of business, division of or other business unit of, another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Adjusted Pro Forma EBITDA” means for any period, for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to:

(a) Consolidated Net Income for such period;

plus,

(b) without duplication, the following to the extent (except in the case of (b)(viii)(B) and (b)(x)(C) below) deducted in calculating such Consolidated Net Income:

(i) Consolidated Interest Charges for such period;

(ii) net income tax expense (or net expense for franchise taxes in lieu of income taxes) for such period;

(iii) depreciation and amortization expense for such period;

(iv)(A) reasonable fees and expenses of professional advisors, accountants, investment bankers and legal counsel, bonuses incurred, and filing and other fees payable to, or in connection with filings made with, the SEC, including financial printer costs, in each case, in connection with the IPO for such period and (B) IPO Costs for such period in an amount not to exceed $3,000,000;

(v) costs and expenses attributable to the closing of this Transaction, to the extent such costs and expenses are not capitalized (it being agreed that if capitalized, the same are covered by clause (b)(iii) above);

(vi) all non-cash charges or losses for such period, including non-cash stock based compensation expense for such period (other than (A) charges relating to inventory or accounts receivable and (B) any such non-cash charges or losses to the extent representing accruals of or reserves for cash expenses in any future period or an amortization of a prepaid cash expense);

(vii) (A) costs and expenses incurred in connection with the acquisition of The Center for Toxicology and Environmental Health, L.L.C., an Arkansas limited liability company

(the “CTEH Acquisition”) and (B) costs and expenses, not to exceed $600,000, associated with obtaining consent to the Transactions and the CTEH Acquisition under the Existing Loan Agreement;

(viii) (A) charges and expenses reimbursed to the Issuer and its Subsidiaries by insurance or indemnity payments by third parties for such period and, in the case of this clause (A), such additional charges and expenses for such period that, in the good faith judgment of the Issuer, are reasonably expected to be so reimbursed to the Issuer and its Subsidiaries within one year after the incurrence of such charge or expense (and if not so reimbursed within one year, such unreimbursed amounts shall be deducted from Adjusted Pro Forma EBITDA during the next period), and (B) proceeds of business interruption insurance received in such period in an amount representing the earnings for such period that such proceeds are intended to replace (to the extent not reflected in Consolidated Net Income);

(ix) reasonable costs and expenses incurred in connection with Permitted Acquisitions (including, without limitation, associated integration costs and expenses to the extent incurred within twelve months of the consummation or implementation of a Permitted Acquisition) whether consummated or unconsummated during such period to the extent such costs and expenses are not capitalized (it being agreed that if capitalized, same are covered by clause (b)(iii) above); provided, however, that any such travel-related costs and expenses incurred by Issuer employees in connection with Permitted Acquisitions, whether consummated or unconsummated, shall be limited to pre-closing travel and the first trip made by any such Issuer employee following the consummation of such Permitted Acquisition;

(x)    (A) other non-recurring or extraordinary losses, reserves, charges and expenses for such period,

(B) losses from start-up labs or de novo locations, businesses or service offerings, so long as such loss was incurred within twelve months of the openings of such start-up labs or de novo location or the initial investment in such business or service offering, as applicable, and

(C) for any period ending on or prior to December 31, 2020, the amount of “run rate” cost savings and operating expense reductions projected by the Issuer in good faith to be realized after specified actions which are taken within twelve months of the consummation or implementation of a Permitted Acquisition or the implementation of a cost-savings or similar initiative, net of the amount of actual benefits realized during such period from such actions, and in each case, are reasonably expected to be realized within the first twelve months following the consummation or implementation thereof and are reasonably identifiable and factually supportable; provided that no cost savings or operating expense reductions shall be added pursuant to this clause (x)(C) to the extent duplicative of any amounts otherwise added to, or included in, Adjusted Pro Forma EBITDA, whether through a pro forma adjustment or otherwise, for such period;

provided, that (x) the aggregate amount added back to Adjusted Pro Forma EBITDA pursuant to clauses (b)(x)(A) – (b)(x)(C) shall not exceed 15% of Adjusted Pro Forma EBITDA for any such period in the aggregate (calculated prior to giving effect to such addbacks); provided, however, that when calculating the addback set forth in clause (b)(x)(A), it shall be net of any related

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extraordinary gains referenced in (c)(iii) below for such period, and (y) the aggregate amount added back to Adjusted Pro Forma EBITDA pursuant to clauses (b)(x)(B) and (b)(x)(C) shall not exceed 7.5% of Adjusted Pro Forma EBITDA for any such period in the aggregate (calculated prior to giving effect to such addbacks);

minus

(c) to the extent included in calculating Consolidated Net Income,

(i) the amount of cash expended in such period in respect of any amount that, under clause (b)(vi) above, was taken into account in determining Adjusted Pro Forma EBITDA for such period or any prior period, all as determined in accordance with GAAP;

(ii) all non-cash gains for such period; and

(iii) (1) for any period ending on or prior to December 31, 2020, all extraordinary and non-recurring gains for such period and (2) for any period ending after December 31, 2020, all extraordinary and non-recurring cash gains for such period.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Calculation Date” means the applicable date of calculation for (i) the Consolidated Debt Ratio or (ii) the Adjusted Pro Forma EBITDA.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Issuer (or the fiscal year in the case of the fourth fiscal quarter of a given fiscal year) for which financial statements have been filed electronically with the Securities and Exchange Commission or have been delivered to the holders of Series A-2 Preferred Stock (or were required to be delivered) immediately preceding the Applicable Calculation Date.

“Automatic Adjustment Date” means the date on which Sections 2-20 of this Exhibit 1 came into force and effect.

“Bankruptcy Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Board of Directors” has the meaning assigned to such term in the recitals hereof.

“Business Day” means each day that is not a Legal Holiday.

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“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be accounted for as a capital lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, subject, for the avoidance of doubt, to the last sentence of Section 1(b).

“Cash Equivalents” means cash equivalents and marketable securities as defined under GAAP.

“Certificate of Designation” has the meaning assigned to such term in the recitals hereof.

“Certificate of Incorporation” has the meaning assigned to such term in the recitals hereof.

“Change of Control” means the occurrence of any of the following events:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the Voting Stock of the Issuer other than an acquisition of Voting Stock by the Issuer, any of the Issuer’s Subsidiaries or any of the Issuer’s employee benefit plans;

(b)    the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale, transfer or lease of all or substantially all the assets of the Issuer (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than a merger or consolidation:

(i) that does not result in a reclassification, conversion, exchange or cancellation of the Issuer’s outstanding Common Stock; or

(ii) which is effected solely to change the Issuer’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(iii) where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); and

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(c)    the occurrence of a “change of control” or comparable term under the Existing Loan Agreement.

“Closing Date” means April 13, 2020, the initial issue date of the Series A-2 Preferred Stock.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported on such date, the last reported sale price, of the shares of the Common Stock on the Relevant Exchange on such date. If the Common Stock is not traded on the Relevant Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Issuer for such purpose.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Common Stock” means the common stock, par value $0.000004 per share (as such amount may be adjusted as a result of any stock split or similar transaction), of Issuer.

“Consolidated Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Subsidiaries computed as of the end of the Applicable Measurement Period to (2) the Issuer’s Adjusted Pro Forma EBITDA for the Applicable Measurement Period, provided, that for the calculation of Consolidated Total Indebtedness and Adjusted Pro Forma EBITDA giving appropriate pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Shares (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period.

For purposes of making the computation referred to above, any Specified Transaction that has been made by the Issuer or any of its Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be included in such calculation on a pro forma basis assuming that all such Specified Transactions (and the change in any associated fixed charge obligations and the change in Adjusted Pro Forma EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the

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Consolidated Debt Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Specified Transaction had occurred at the beginning of the Applicable Measurement Period.

For purposes hereof, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any disposition or such Investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction (including the Transactions)).

“Consolidated Interest Charges” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding, to the extent otherwise included as an interest expense, transaction costs related to the closing of the Existing Loan Agreement, including up-front fees and expenses, plus (b) the portion of rent expense with respect to such period under Capitalized Lease Obligations that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Net Income” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, the net income of the Issuer and its Subsidiaries for that period, as determined in accordance with GAAP; provided that Consolidated Net Income shall exclude any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Issuer’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Subsidiary as a dividend or other distribution.

“Consolidated Total Indebtedness” means, as at any Applicable Calculation Date, (i) the aggregate amount of all outstanding Indebtedness and Disqualified Stock (excluding the Series A-2 Preferred Stock) of the Issuer and its Subsidiaries on a consolidated basis less (ii) all cash and Cash Equivalents of the Issuer and its Subsidiaries that do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Issuer. The Issuer may elect, pursuant to any officer’s certificate of the Issuer delivered in accordance with Section 11, to treat all or any portion of a commitment under any Indebtedness (including any revolving credit facility) which is to be incurred, as being incurred as of the Applicable Calculation Date and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness.

“Conversion Periods” means the First Conversion Period, Second Conversion Period and Final Conversion Period.

“Controlled Investment Affiliates” means, as to any Person, any other Person, other than any Investor, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer or other Persons.

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“Credit Facilities” means the Existing Loan Agreement and any debt facilities, indentures or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof.

“Credit Facilities Cap” unless consented to by a Holder Majority in writing, means $235,000,000 (which, for the avoidance of doubt, includes the $10,000,000 swing line sublimit under the Existing Loan Agreement as if fully drawn), plus an amount equal to unpaid accrued interest and premium thereon and reasonable fees and expenses (including upfront fees and original issue discount (“OID”)) incurred in connection with the initial exchange, replacement, refunding, or refinancing of the Existing Loan Agreement.

“DGCL” has the meaning assigned to such term in the recitals hereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale, condemnation or eminent domain, and other than solely for any Equity Interest that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale, condemnation or eminent domain), in whole or in part; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or any Subsidiary, or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any Subsidiary in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any of its Subsidiaries, or any Parent Entity, or any other entity in which the Issuer or any of its Subsidiaries has an Investment and is designated in good faith as an “Affiliate” by the Board of Directors or the board of directors of any Subsidiary (or, in each case, the compensation committee thereof), shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations.

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“Dividend Payment Date” has the meaning assigned to such term in Section 5.

“Dividend Period” means the period commencing on the day immediately following a Dividend Payment Date and shall end on, and include, the next Dividend Payment Date; provided that the initial Dividend Period shall commence on and include the Automatic Adjustment Date and shall end on, and include, the first Dividend Payment Date.

“Dividend Rate” means 9.0% per annum, accruing daily and compounded quarterly.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Issuer or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements) pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligations at the time of determination shall be the aggregate amount, if any, of such Earn Out Obligations that are required at such time under GAAP to be recognized as liabilities on the consolidated balance sheet of the Issuer.

“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Event of Noncompliance” means any one of the following events:

(a)    failure by the Issuer or any of its Subsidiaries to comply with any of its obligations, covenants or agreements contained in this Certificate of Designation and the receipt by Issuer from the Holder Majority of a written notice captioned an “Event of Noncompliance” and specifying such failure with particularity, including the applicable section(s) of this Certificate of Designation (any such notice, a “Noncompliance Notice”); provided that (i) in the case of a failure to declare or pay a Dividend or any other amount payable hereunder or a default or breach of Section 12, such default or breach is continuing on the date that is 2 Business Days after the receipt of a Noncompliance Notice and has not been cured during such period or (ii) in the case of any other default or breach, such default or breach is continuing on the date that is 30 days after the receipt of a Noncompliance Notice and has not been cured during such period;

(b)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or guarantee now exists or is created after the issuance of the Series A-2 Preferred Stock, if both:

(i)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

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(ii)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in the aggregate, in excess of the Threshold Amount (or its foreign currency equivalent) at any one time outstanding;

provided, that any Event of Noncompliance under this clause (b) shall be automatically rescinded if the holders of such Indebtedness rescind or waive the underlying default which triggered such Event of Noncompliance within 45 days of such Event of Noncompliance;

(c)    failure by the Issuer or any of its Subsidiaries to pay final non-appealable judgments aggregating in excess of the Threshold Amount (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(d)    any of the following events with respect to the Issuer or any of its Significant Subsidiaries:

(i)    the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences proceedings to be adjudicated bankrupt or insolvent;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property;

(ii)    the Issuer or any Significant Subsidiary takes any comparable action described in clause (d)(i) under any foreign laws relating to insolvency; or

(iii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(B)	appoints a custodian of the Issuer or any Significant Subsidiary or for all or substantially all of its property; or

(C)	orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

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and, in each case, the order or decree remains unstayed and in effect for 60 days;

(e)    (i) the Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) other than as a result of a Change of Control or similar transaction, and (ii) the Issuer fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto; and

(f)    the occurrence of a “Default,” “Event of Default” or comparable term under the Existing Loan Agreement; provided that the sole occurrence of such a “Default” or “Event of Default” under the Existing Loan Agreement without the occurrence of any other Event of Noncompliance hereunder will not result in a mandatory conversion as described under Section 7(a)(iii) or the Dividend Rate increase described in Section 7(a)(i).

Promptly (and in any event, within two (2) Business Days), the Issuer shall notify all of the holders of the Series A-2 Preferred Stock of the occurrence of an Event of Noncompliance, breach or any other default hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Loan Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of July 24, 2019, among the Issuer, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Senior Lenders”) and Bank of America, N.A. (the “Agent”), as Administrative Agent, Swing Line Lender and L/C Issuer, as from time to time amended, restated, supplemented or otherwise modified. To the extent that the Existing Loan Agreement as of the Closing Date is refinanced or replaced with another credit facility, references to Existing Loan Agreement shall be interpreted in good faith to refer to such future credit facility wherever possible.

“Final Conversion Period” means the period beginning on the sixth (6th) anniversary of the Closing Date and continuing thereafter.

“First Call Date” means the third (3rd) anniversary of the Closing Date.

“First Conversion Period” means the period beginning on the fourth (4th) anniversary of the Closing Date and ending on the day immediately prior to the fifth (5th) anniversary of the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state, provincial, county, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government in any jurisdiction (including any supra-national bodies such as the European Union or the European Central Bank).

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“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity or equity risks either generally or under specific contingencies.

“Holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder Majority” has the meaning assigned to such term in Section 13(a).

“Holder Supermajority” has the meaning assigned to such term in Section 13(b).

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services; (e) all Indebtedness of others (excluding prepaid interest thereon) secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (x) fair market value of such property as determined by such Person in good faith and (y) the amount of Indebtedness secured by such Lien; (f) all Capitalized Lease Obligations, Purchase Money Obligations and Synthetic Lease obligations of such Person to the extent classified as indebtedness under GAAP (for the avoidance of doubt, lease payments under any operating leases shall not constitute Indebtedness); (g) all Hedging Obligations to the extent required to be reflected on the balance sheet of such Person on a marked to market net value basis (or if any actual amount is due as a result of the termination or close out of such hedging agreement, such actual amount); and (h) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing or anything else herein to the contrary, Indebtedness shall not include: (a) trade accounts payable, (b) deferred obligations owing to any Affiliate, including under any management services

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agreement, (c) accrued obligations incurred in the ordinary course of business, including current tax accruals, (d) purchase price adjustments, holdbacks, indemnity obligations and Earn Out Obligations (until such obligations or adjustments become a liability on the balance sheet of such Person in accordance with GAAP and solely if not paid after becoming due and payable), (e) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are not prohibited hereby), (f) any accruals for payroll and other non-interest bearing liabilities accrued in the ordinary course of business, (g) deferred rent obligations, taxes and compensation, (h) customary payables with respect to money orders or wire transfers, (i) customary obligations under employment arrangements, (j) operating leases, (k) pension-related or post-employment liabilities, (l) intra-day exposures, (m) Hedging Obligations except to the extent included in clause (g) above, (n) amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to any Permitted Investments to the extent paid when due (unless being properly contested), and (o) obligations in respect of any license, permit or other approval arising in the ordinary course of business.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Issuer and is reasonably acceptable to the Holder Majority.

“IPO” means the initial underwritten primary public offering of the Common Stock consummated by the Issuer or a direct or indirect parent of the Issuer (whether alone or in conjunction with a secondary public offering by any selling stockholders) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act.

“IPO Costs” means costs incurred by the Issuer and its Subsidiaries or a direct or indirect parent of the Issuer in connection with, associated with, or in anticipation of, or in preparation for, the IPO, or to establish or maintain compliance with the requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated in connection therewith or establishing other enhanced accounting functions or disclosure controls and procedures; provided that any such costs described above in respect of the ongoing operation of the Issuer and its Subsidiaries (or any direct or indirect parent company of the Issuer and its Subsidiaries) as a listed equity security following the completion of four (4) fiscal quarters immediately after the IPO shall not constitute IPO Costs provided that such costs are not incurred in connection with or to remediate any issue that existed at the time of the IPO.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

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The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Issuer or a Subsidiary in respect of such Investment.

“Investor” means the Purchaser and any Purchaser Transferee which holds shares of Series A-2 Preferred Stock.

“Issuer” has the meaning assigned to such term in the recitals hereof.

“Junior Stock” means (a) Common Stock and (b) Preferred Stock (other than the Series A-2 Preferred Stock) or any other Equity Interest of the Issuer that by its terms, in either such case, ranks junior to the Parity Stock. For the avoidance of doubt, the Parity Stock does not constitute Junior Stock.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Authority.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidation Event” means (a) the Issuer’s liquidation, winding up or dissolution, (b) a filing for bankruptcy or other insolvency proceeding of the Issuer, (c) any sales of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole or other transactions in connection with any voluntary in-court or out-of-court solvency-related restructuring or recapitalization transactions by the Issuer or (d) a Change of Control.

“Make Whole Amount” means, with respect to any redemption of any share of Series A-2 Preferred Stock, an amount equal to the sum of (without duplication) the remaining Dividends that would accrue (without giving effect to any compounding thereof) on such share of Series A-2 Preferred Stock being redeemed from the day immediately following the Optional Redemption Date to the First Call Date (including, for the avoidance of doubt any Dividends that would accrue from the Dividend Payment Date immediately prior to the First Call Date through the First Call Date) assuming that such share of Series A-2 Preferred Stock were to remain outstanding through the First Call Date with Dividends calculated based on the Dividend Rate.

“Market Disruption Event” means any of the following events:

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(a) any suspension of, or material limitation imposed on, trading of the Common Stock by the primary exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock; or

(b) any event that materially disrupts or impairs (as determined by the Issuer in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange.

“Minimum Portion” shall mean the lesser of (i) $25 million in aggregate Stated Value of Series A-2 Preferred Stock and (ii) all of the Series A-2 Preferred Stock then outstanding.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Optional Redemption” has the meaning assigned to such term in Section 6(a).

“Optional Redemption Date” has the meaning assigned to such term in Section 6(a).

“Parent Entity” means any Person with respect to which the Issuer is a direct or indirect Subsidiary.

“Parity Stock” means any class or series of stock of the Issuer now existing or hereafter authorized that expressly ranks on a parity basis with the Series A-2 Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Issuer, including the Series A-1 Preferred Stock.

“Permitted Acquisition” means an Acquisition by the Issuer or any Subsidiary, provided that, (i) no Event of Noncompliance shall have occurred and be continuing or would result from such Acquisition, (ii) the aggregate consideration paid by the Issuer or any such Subsidiary, as applicable, for any such Acquisition in the form of, without duplication, cash, Cash

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Equivalents, any assumption of Indebtedness, incurrence of Indebtedness consisting of obligations to the seller, deferred purchase price and any Earn Out Obligations does not exceed $75,000,000, and (iii) the ratio of the purchase price paid by the Issuer in the Acquisition to the Adjusted Pro Forma EBITDA of the property or the Person is not greater than 8.00:1.00.

“Permitted Investments” means:

(1)    any Investment in the Issuer or any of its wholly-owned Subsidiaries (including guarantees of obligations of any Subsidiary);

(2)    any Investment in cash and Cash Equivalents;

(3)    any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment existing on the Closing Date or binding commitment in effect on the Closing Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (i) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), (ii) by the amount of any prepayment premiums paid and reasonable fees and expenses incurred in connection with such extension, modification, replacement, reinvestment or renewal, or (iii) as otherwise permitted hereunder:

(4)    in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable;

(5)    in satisfaction of judgments against other Persons;

(6)    as a result of a foreclosure by the Issuer or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(7)    received in compromise or resolution of (A) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Issuer or any of its Subsidiaries, or consistent with past practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, or (B) litigation, arbitration or other disputes;

(8)    any Investment pursuant to any Permitted Acquisition;

(9)    guarantees of Indebtedness permitted under the covenant described in Section 11, performance guarantees incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Issuer or any of its Subsidiaries;

(10)    any Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business of the Issuer or any of its Subsidiaries and consistent with past practice;

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(11)    loans and advances to officers, directors, managers, employees and consultants for business-related travel expenses, moving expenses, payroll advances and other similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice;

(12)    advances, loans, deposits or extensions of trade credit or prepayments to suppliers or lessors or loans or advances made to distributors, in each case in the ordinary course of business and consistent with past practice by the Issuer or any of its Subsidiaries;

(13)    Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(14)    Investments made as part of the Transactions;

(15)    Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business;

(16)    any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business and consistent with past practice;

(17)    Investments constituting Hedging Obligations not for speculative purposes;

(18)    Investments consisting of loans and advances to officers, directors and employees of the Issuer and its Subsidiaries which are used solely by such Persons to facilitate purchase of Equity Interests of the Issuer so long as (i) the proceeds of such loans and advances are used in their entirety to purchase such Equity Interests and (ii) such Investments do not exceed $6,000,000 in the aggregate at any time outstanding; and

(19)    any Investments in any Person at any time outstanding not to exceed $10,000,000.

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Shares” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Preferred Stock” has the meaning assigned to such term in the recitals hereof.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or

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assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Purchaser” means OCM Montrose II Holdings, L.P., a Delaware limited partnership.

“Purchaser Transferee” means any transferee of Series A-2 Preferred Stock which is an Affiliate of either the Purchaser or any other Purchaser Transferee (including, in each case, the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, any portfolio company of any of the foregoing or the Issuer and its Subsidiaries) and any transferee to whom shares of Series A-2 Preferred Stock are transferred pursuant to Section 1.2 of that certain third amended and restated investors’ rights agreement dated as of the Closing Date, as amended, supplemented or otherwise modified from time to time.

“Redemption Date” means the Optional Redemption Date.

“Redemption Price” has the meaning assigned to such term in Section 6(b).

“Refunding Capital Stock” has the meaning assigned to such term in Section 10(b)(ii).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning assigned to such term in Section 11(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Second Conversion Period” means the period beginning on the fifth (5th) anniversary of the Series A- 2 Closing Date and ending on the day immediately prior to the sixth (6th) anniversary of the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A-1 Preferred Stock” means the Issuer’s Cumulative Series A-1 Preferred Stock designated in the Certificate of Designation of Cumulative Series A-1 Preferred Stock of the Issuer, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-2 Preferred Stock” has the meaning assigned to such term in Section 2.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

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“Specified Transaction” means any incurrence or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness or Disqualified Stock, any Acquisition or Investment that results in a Person becoming a Subsidiary, any investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any disposition of a business unit, line of business or division of the Issuer, in each case whether by merger, consolidation, amalgamation or otherwise.

“Stated Value” means, with respect to each outstanding share of Series A-2 Preferred Stock, upon initial issuance, $10,000 and with respect to any subsequent date of determination, the Stated Value of such share of Series A-2 Preferred Stock, as so increased pursuant to Section 5, as applicable.

“Subsidiary” means, with respect to any Person:

(a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(b) any partnership, joint venture, limited liability company or similar entity of which:

(i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Threshold Amount” means $5.0 million.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transactions” means (i) the full or partial repurchase or redemption of the Issuer’s existing Series A-1 Preferred Stock, (ii) the issuance and sale of the Series A-2 Preferred Stock on the Closing Date, (iii) the amendment, refinancing, redemption, repayment or retirement of the obligations under the Existing Loan Agreement, and (iv) the payment of fees and expenses related to the foregoing.

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“Transfer” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, any Series A-2 Preferred Stock (or any beneficial interest therein).

“Treasury Capital Stock” has the meaning assigned to such term in Section 10(b)(ii).

“U.S.” or “United States” means the United States of America.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or individuals performing similar functions) of such Person.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Issuer) page “MEG” <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one (1) share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Issuer).

“Warrant” means a warrant to purchase that number of shares of the Common Stock set forth in that certain Warrant, dated as of April 13, 2020, issued by the Issuer to OCM Montrose II Holdings, L.P.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment; by

(b) the sum of all such payments; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

(b) Interpretation. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The headings are for convenience only and will not be given effect in interpreting this Certificate of Designation.

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References herein to any Section shall be to a Section hereof unless otherwise specifically provided. References herein to any Law means such Law, including all rules and regulations promulgated under or implementing such Law, as amended from time to time and any successor Law unless otherwise specifically provided. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Certificate of Designation, refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Certificate of Designation. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.” The word “or” is inclusive. The terms lease and license shall include sub-lease and sub-license, as applicable. All references to $, currency, monetary values and dollars set forth herein means U.S. dollars. When the terms of this Certificate of Designation refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Issuer shall maintain a copy of such agreement, document or decision at the principal executive offices of the Issuer and a copy thereof will be provided free of charge to any stockholder who makes a request therefor. Unless expressly provided herein or the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein). For purposes of determining compliance with any covenant contained herein, Indebtedness of the Issuer and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

3.    Ranking; Liquidation.

(a)    With respect to the payment of dividends and distribution rights (other than as set forth herein) and rights upon any Liquidation Event, the Series A-2 Preferred Stock shall (i) rank senior to the Junior Stock of the Issuer and (ii) rank pari passu with each other class or series of Parity Stock.

(b)    Following any Liquidation Event, each holder of the Series A-2 Preferred Stock shall be entitled to receive liquidating distributions out of the assets of the Issuer legally available for distribution to its stockholders, before any payment or distribution of any assets of the Issuer shall be made or set apart for holders of any Junior Stock, in an amount equal to the Redemption Price for such holder’s shares of Series A-2 Preferred Stock as of such date.

(c)    In the event the assets of the Issuer available for distribution to stockholders upon any distribution to holders of capital stock following a Liquidation Event shall be insufficient

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to pay in full the amounts payable with respect to all outstanding shares of Series A-2 Preferred Stock pursuant to Section 3(b), such assets, or the proceeds thereof, shall be distributed among the holders of the Series A-2 Preferred Stock ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled pursuant to Section 3(b).

4.    Voting.

(a)    Generally. The holders of the Series A-2 Preferred Stock have no voting or consent rights with respect to the Series A-2 Preferred Stock, except as expressly set forth in this Certificate of Designation or as required by Law.

(b)    Voting Power. At the time of any vote or consent of the Series A-2 Preferred Stock hereunder or as otherwise required by Law, the percentage of the aggregate voting power of the Series A-2 Preferred Stock of each outstanding share of Series A-2 Preferred Stock will equal the product of (i) the quotient of (A) the Stated Value of such share as of such time divided by (B) the aggregate Stated Value as of such time of all outstanding shares of the Series A-2 Preferred Stock multiplied by (ii) 100.

(c)    Director Nomination.

(i)    Election. From and after the Automatic Adjustment Date and subject to the expiration or termination of any waiting period (and any extension thereof) applicable to the acquisition of the Series A-2 Preferred Stock and the director designation rights set forth in this Section 4(c) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and for so long as any shares of Series A-2 Preferred Stock remain outstanding, the Holder Majority, shall have the exclusive right, voting separately as a class, to nominate and elect, by written consent without a stockholder meeting or by vote at any stockholder meeting called for the purpose of the election of directors, irrespective of whether the Issuer has nominated such director, one director designated by the Holder Majority (the “Series A-2 Director”) for election to the Board of Directors.

(ii)    Term. The Series A-2 Director and the Springing Series A-2 Director (to the extent applicable) shall serve until the earlier of the time his or her successor is appointed or elected and qualified in accordance with this Section 4, unless such Series A-2 Director or Springing Series A-2 Director (to the extent applicable) is earlier removed in accordance with clause (iii) below, resigns or is otherwise unable to serve.

(iii)    Removal. The Series A-2 Director or the Springing Series A-2 Director (to the extent applicable) may be removed from office at any time, with or without cause, by the Holder Majority, either in writing without a stockholder meeting or by vote at any stockholder meeting called for such purpose. Once elected in accordance with Section 7, the Springing Series A-2 Director will serve until there ceases to be any shares of Series A-2 Preferred Stock outstanding or until no Event of Noncompliance exists or is continuing, whichever occurs earlier (the

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“Breach Period”) and, upon the expiration of an applicable Breach Period, the Springing Series A-2 Director shall automatically be removed from office and the director seat held by the Springing Series A-2 Director shall be automatically eliminated. If after the appointment of a Springing Series A-2 Director, the applicable Breach Period expires, if so requested by the Issuer, the Holder Majority shall promptly cause to resign, and take all other action reasonably necessary, or reasonably requested by the Issuer, to cause the prompt removal of, such Springing Series A-2 Director.

(iv)    Treatment. If elected, the Series A-2 Director shall be entitled to the same D&O insurance and indemnification for their service on the Board of Directors as is provided to any other non-management member of the Board of Directors and shall also be entitled to reimbursement for reasonable out-of-pocket expenses related to his or her service on the Board of Directors in accordance with the Issuer’s then current policies.

5.    Dividends.

(a)    Notwithstanding anything to the contrary herein, from and after the date of issuance of each share of Series A-2 Preferred Stock, dividends shall accrue on a daily basis in arrears during the Dividend Period at the Dividend Rate in effect from time to time on the then-current Stated Value of each such share, whether or not such dividends are earned or are declared by the Board of Directors or the Issuer is permitted by Law to pay dividends (“Dividends”), and, if declared, shall be due and payable on the Dividend Payment Date with respect to such Dividend Period in accordance with this Section 5.

(b)    Dividends shall be calculated on the basis of the actual days elapsed in a year of 360 days. On the last day of each fiscal quarter of the Issuer following the Automatic Adjustment Date (or, if such date is not a Business Day, the immediately succeeding Business Day) (each such date, a “Dividend Payment Date”), Dividends will be payable in cash (a “Cash Dividend”), if and to the extent declared by the Issuer, and paid on or prior to the Dividend Payment Date. Notwithstanding anything to the contrary herein, the Issuer may not declare or pay any Dividend or make any other payment to the extent such Dividend or other payment is not permitted by Law, provided, that any Dividends not so paid, whether or not declared, shall be an Event of Noncompliance and shall continue to accrue and be cumulative and added to the Stated Value and shall compound at the relevant rate on each subsequent regular Dividend Payment Date. All accumulated Dividends shall be paid prior to and in preference to any dividend on any Junior Stock and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Stock, in each case, that are not permitted pursuant to Section 10. Accumulated Dividends for any past dividend periods may be authorized or declared and paid at any time and for any such interim periods, without reference to any regular Dividend Payment Date, to Holders of record on the applicable record date for such accumulated Dividends in Issuer’s sole discretion; provided, however, that no such Dividends shall be authorized or declared in anticipation of and/or connection with any redemption or repurchase of A-2 Preferred Stock without the prior written consent of the Holder Majority. Dividends shall be payable to the holders of record of the Series A-2 Preferred Stock as they appear on the stock record of the Issuer as of the date that is 15 days prior to the Dividend Payment Date.

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(c)    If on any Dividend Payment Date, the Issuer is not permitted by the Existing Loan Agreement or a Credit Facility incurred to refinance or replace the Existing Loan Agreement to pay the applicable Cash Dividend, the sole remedy of the Investors with respect to any such unpaid Cash Dividend shall be as set forth in Sections 4 and 7(a) hereof, and that any Dividends not so paid, whether or not declared, shall continue to accrue and be cumulative and shall compound at the relevant rate on each subsequent regular Dividend Payment Date.

6.    Redemption Generally.

(a)    Optional Redemption. The Issuer may, at its option (an “Optional Redemption”) on any one or more dates, including within 90 days following receipt of a Conversion Notice or 90 days following delivery of a notice of redemption of any shares of Series A-2 Preferred Stock is delivered pursuant to Section 6(a) in response to a Conversion Notice (any such date, an “Optional Redemption Date”), redeem all or any portion of the outstanding Series A-2 Preferred Stock in cash subject to the terms and conditions set forth in this Section 6; provided that in no event may the Issuer redeem an amount less than the Minimum Portion pursuant to this Section 6. Any election by the Issuer pursuant to this Section 6(a) may be conditional and shall be made by delivery to the holders of the Series A-2 Preferred Stock of written notice of the Issuer’s election to redeem at least three Business Days prior to the Redemption Date, which notice will indicate the number of shares being redeemed, the Redemption Price, the Redemption Date and the manner of and place designated for surrender (as set forth in Section 6(d)) of certificates (if any) representing the shares of Series A-2 Preferred Stock to be redeemed.

(b)    Redemption Price Generally. The total price for each share of Series A-2 Preferred Stock redeemed pursuant to Section 6(a) on any Redemption Date shall be an amount per share equal to the sum of, without duplication, (A) the Stated Value of such share of Series A-2 Preferred Stock as of such Redemption Date plus (B) the aggregate accrued and unpaid Dividends from the most recent Dividend Payment Date, but not including, the most recent Dividend Payment Date, up to and including the Redemption Date plus (C) to the extent the Redemption Date occurs prior to the First Call Date, the Make Whole Amount (if any) as of such Redemption Date (such sum, the “Redemption Price”).

(c)    Rights After a Redemption Date. If any shares of the Series A-2 Preferred Stock are not redeemed on the applicable Redemption Date, for any reason, all such unredeemed shares shall remain outstanding and entitled to all of the designations, rights, preferences, powers, restrictions and limitations of the shares of the Series A-2 Preferred Stock set forth in this Certificate of Designation, including the right to accrue and receive any Dividends thereon as provided in Section 5 until the date on which the Issuer actually redeems and pays in full the Redemption Price for such shares.

(d)    Surrender of Certificates. Each holder of the Series A-2 Preferred Stock to be redeemed pursuant to this Section 6 shall surrender the certificate or certificates representing such shares (if any) to the Issuer, duly assigned or endorsed for transfer to the Issuer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen, missing, destroyed or mutilated, shall deliver an affidavit of loss and related indemnity in a form reasonably satisfactory to the Issuer, at the principal executive office of the Issuer or such other place as the Issuer may from time to time designate by notice to the

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holders of the Series A-2 Preferred Stock, and each surrendered certificate shall be canceled and retired and the Issuer shall thereafter make payment of the Redemption Price, as applicable, by certified check or wire transfer of immediately available funds; provided that to the extent any such certificates represent a greater number of shares than the shares actually redeemed, each such holder shall, in addition to receiving the payment of the Redemption Price for each redeemed share, receive a new stock certificate for those shares of the Series A-2 Preferred Stock not so redeemed. Any shares of the Series A-2 Preferred Stock redeemed in accordance with this Section 6 shall not be reissuable by the Issuer, and the Issuer shall take all steps necessary to retire and cancel such shares.

(e)    Redemption Preference. Any redemption under this Section 6 shall be in preference to and in priority over any dividend or other distribution upon any Junior Stock.

7.    Remedies Upon Events of Noncompliance.

(a)    If an Event of Noncompliance has occurred and is continuing (subject to clause (f) of the definition of “Event of Noncompliance”):

(i)    the Dividend Rate shall increase to 12% per annum for the first 90-day period from and including the date on which the Event of Noncompliance occurred, and thereafter shall increase to 14% per annum, through but excluding the date on which the Event of Noncompliance shall have been cured or waived by the Holder Majority;

(ii)    for so long as any shares of Series A-2 Preferred Stock remain outstanding, the Board of Directors shall increase the size of the Board of Directors by one (1) directorship, and the Holder Majority, shall have the exclusive right, voting separately as a class, to elect, by written consent without a stockholder meeting or by vote at any stockholder meeting, irrespective of whether the Issuer has nominated such director, a second director designated by the Holder Majority (the “Springing Series A-2 Director”) for election as a director to the Board of Directors as provided in Section 4(c); provided that as a condition precedent to the election of a Springing Series A-2 Director, (A) the Holder Majority shall be required to provide to the Issuer the duly executed and delivered written resignation of the Person to be elected as a Springing Series A-2 Director, providing that effective immediately and automatically (without any further action by any Person) upon the expiration of the applicable Breach Period, such Springing Series A-2 Director will resign from the Board of Directors, and (B) such proposed Springing Series A-2 Director shall be reasonably acceptable to any governance or nominating committee of the Board of Directors (or the Board of Directors if no such committee then exists);

(iii)    at the conclusion of the first 135-day period from and including the date on which the Event of Noncompliance occurred and has continued, the holders of the Series A-2 Preferred Stock shall have the right to immediately demand the conversion of any or all of their shares of Series A-2 Preferred stock into Common Stock at the Series A-2 Conversion Price described in Section 8(a)(i) and in accordance with the mechanics described in Section 8(c); provided that the holders of Series A-2 Preferred Stock shall not be required to comply with any minimum notice periods, including without limitation, those described in Section 8(c);

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(iv)    unless consented to by a Holder Majority, the Issuer shall not, and shall not permit its Subsidiaries to, directly or indirectly, declare or pay any dividends or distributions on, or otherwise repurchase, redeem or otherwise acquire any shares of, Capital Stock (other than the Series A-2 Preferred Stock) of the Issuer or any of its Subsidiaries or make any Investments (other than pursuant to clauses 1, 2, 3, 6, 8, 9, 11, 12, 13, and 14 of the definition of “Permitted Investments”);

(v)    unless consented to by a Holder Majority, the Issuer shall not, and shall not permit its Subsidiaries to, directly or indirectly, incur any Indebtedness, other than Indebtedness incurred under the Existing Loan Agreement that is used to finance working capital needs of the Issuer; provided that the foregoing shall not restrict the incurrence of Indebtedness incurred in connection with the refinancing of the Existing Loan Agreement up to the Credit Facilities Cap;

(vi)    unless consented to by a Holder Majority, the Issuer shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any disposition of any asset, unless the proceeds from such disposition are used to reduce any senior Indebtedness of the Issuer; provided that, in connection with any such reduction of such senior Indebtedness, the Issuer or such Subsidiary will retire such senior Indebtedness and cause any related commitment to be permanently reduced; and

(vii)    unless consented to by a Holder Majority, the Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any capital expenditures exceeding $7,500,000 in the aggregate.

8.    Optional Conversion.

The holders of the Series A-2 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)    Right to Convert.

(i)    Conversion Ratio. Subject to the conditions and limitations set forth below in this Section 8, each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value of such share of Series A-2 Preferred Stock by the Series A-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-2 Conversion Price” shall mean the product of (A) eighty-five percent (85%) multiplied by (B) the VWAP for a share of Common Stock for the ten (10) Business Days immediately prior to the Conversion Date.

(ii)    Shares Subject to Conversion Rights. The holders of Series A-2 Preferred Stock shall have no Conversion Rights prior to the fourth (4th) anniversary of the Closing Date. No more than $60.0 million in Stated Value of Series A-2 Preferred Stock may be converted by the holders thereof during any 60-day period (the “Interim Conversion Period”) during any of the Conversion Periods, provided, that the foregoing restrictions shall not apply on or after the seventh anniversary (7th) of the Closing Date or as provided

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in Section 7(a)(iii). During the First Conversion Period, the holders of Series A-2 Preferred Stock shall collectively be entitled to convert no more than an aggregate amount of $60.0 million in Stated Value (the “First Conversion Period Limit”) of Series A-2 Preferred Stock. During the Second Conversion Period, the holders of Series A-2 Preferred Stock shall collectively be entitled to convert no more than an aggregate amount of $120.0 million of Stated Value of Series A-2 Preferred Stock (which $120.0 million limit shall include the aggregate amount of Stated Value of any shares of Series A-2 Preferred Stock converted during the First Conversion Period) (the “Second Conversion Period Limit”). During the Final Conversion Period, the holders of Series A-2 Preferred Stock shall be entitled to convert any or all of their remaining outstanding shares of Series A-2 Preferred Stock; provided, however, that notwithstanding the foregoing, there shall be no limits on the amount of Series A-2 Preferred Stock that may be converted by holders thereof on or after the seventh anniversary (7th) of the Closing Date. If during a Conversion Period or an Interim Conversion Period, more than one holder of Series A-2 Preferred Stock provides the Issuer with a Conversion Notice, which Conversion Notices evidence the intention of such holders to convert, in the aggregate, a number of shares of Series A-2 Preferred Stock that represent, when combined with any applicable prior conversions, an aggregate Stated Value that would exceed any of the limits on conversion imposed by this Section 8(a)(ii), the Issuer shall have the right to allocate among such holders the number of shares of Series A-2 Preferred Stock to be converted (taking into account the shares of Series A-2 Preferred Stock already converted in such period(s), if any, by such holders and in total, and the shares of Series A Preferred Stock contained in delivered Conversion Notices in such period(s) that are yet to be converted) pro rata based on the respective Stated Value of the number of shares of Series A-2 Preferred Stock held by each such holder such that the applicable limits are not exceeded.

(iii)    Termination of Conversion Rights. In the event a notice of redemption of any shares of Series A-2 Preferred Stock is delivered pursuant to Section 6(a), no Conversion Rights with respect to the shares designated for redemption may be exercised before the date that is ninety (90) days following delivery of such notice of redemption. If the Redemption Price for each of such shares is not fully paid on such redemption date, the Conversion Rights for such shares not redeemed shall continue until the Redemption Price with respect to such shares is paid in full. In the event of a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A-2 Preferred Stock.

(b)    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A-2 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Issuer shall pay cash equal to such fraction multiplied by the VWAP for a share of Common Stock for the ten (10) Business Days immediately prior to the Conversion Date. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A-2 Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)    Mechanics of Conversion.

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(i)    Notice of Conversion. In order for a holder of Series A-2 Preferred Stock to voluntarily convert shares of Series A-2 Preferred Stock into shares of Common Stock, such holder shall provide Issuer with written notice of its intention to do so, along with the number of shares of Series A-2 Preferred Stock such holder intends to convert into shares of Common Stock (such notice, the “Conversion Notice”), which, for the avoidance of doubt, such holder may deliver on the date that is ninety (90) days prior to the applicable conversion period in which the Conversion Rights become effective and shall be effective during the entire applicable conversion period. Upon the earlier of (A) that date that is ninety (90) days following the date on which the Conversion Notice was delivered to the Issuer and (B) the date that Issuer provides written notice to such holder that it has elected not to redeem, pursuant to Section 6, all or a portion of the shares of Series A-2 Preferred Stock the holder thereof intends to convert, as specified in the Conversion Notice, pursuant to and in accordance with this Section 8, such holder of Series A-2 Preferred Stock shall be entitled to convert any or all such shares of Series A-2 Preferred Stock set forth in the Conversion Notice that were not elected to be redeemed by Issuer pursuant to Section 6 (such shares, the “Convertible Shares”) with no further Conversion Notice by surrendering the certificate or certificates representing such shares (if any) to the Issuer, duly assigned or endorsed for transfer to the Issuer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen, missing, destroyed or mutilated, shall deliver an affidavit of loss in a form reasonably satisfactory to the Issuer, at the principal executive office of the Issuer or such other place as the Issuer may from time to time designate by notice to the holders of the Series A-2 Preferred Stock, and each surrendered certificate shall be canceled and retired. Any shares of the Series A-2 Preferred Stock converted in accordance with this Section 8 shall not be reissuable by the Issuer, and the Issuer shall take all steps necessary to retire and cancel such shares. The close of business on the date of receipt by the Issuer of certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Date”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Issuer or the Issuer’s transfer agent (as applicable) shall, as soon as practicable (and in any event, within two (2) Business Days) after the Conversion Date (i) issue and deliver to such holder of Series A-2 Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Series A-2 Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, and (ii) pay in cash such amount as provided in Section 8(b) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(ii)    Reservation of Shares. The Issuer shall, at all times when the Series A-2 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A-2 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A-2 Preferred Stock eligible to be converted in accordance with Section 8(a)(ii); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect

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the conversion of all then outstanding shares of the Series A-2 Preferred Stock then eligible to be converted in accordance with Section 8(a)(ii), the Issuer shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designation or the Certificate of Incorporation.

(iii)    Effect of Conversion. All shares of Series A-2 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate at the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 8(b). Any shares of Series A-2 Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Issuer may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A-2 Preferred Stock accordingly.

9.    Prohibition on Senior or Pari Passu Securities. So long as any Series A-2 Preferred Stock remains outstanding, the Issuer may not establish or issue any additional Series A-2 Preferred Stock or Parity Stock, except (i) any Indebtedness not otherwise prohibited by this Certificate of Designation which is convertible into common equity securities or junior preferred securities of the Issuer, or (ii) with the consent of a Holder Majority.

10.    Limitation on Restricted Payments.

(a)    On and after the Closing Date, the Issuer shall not, directly or indirectly:

(i)    declare or pay any dividend or make any payment or distribution on account of the Equity Interests of the Issuer or any of its Subsidiaries (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A)    dividends, payments or distributions by the Issuer or any of its Subsidiaries payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or any of its Subsidiaries, or in options, warrants or other rights to purchase such Equity Interests; or

(B)    dividends, payments or distributions by a Subsidiary of the Issuer, so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by such Subsidiary other than a Wholly Owned Subsidiary of the Issuer, as the case may be, the Issuer or a Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

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(ii)    purchase, redeem, defease or otherwise acquire or retire for value, any Equity Interests of the Issuer, any of its Subsidiaries, or any Parent Entity, including in connection with any merger, amalgamation or consolidation, in each case held by a Person other than the Issuer or any of its Subsidiaries; or

(iii)    make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iii) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”).

(b)    The foregoing provisions shall not prohibit:

(i)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if, at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Certificate of Designation;

(ii)    the redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or any Equity Interests of any Parent Entity, in exchange for Equity Interests of the Issuer and its Subsidiaries or any Parent Entity (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), or out of the proceeds of a sale or issuance (other than to a Subsidiary) of, to the extent contributed to the Issuer and its Subsidiaries, Refunding Capital Stock made within 120 days of such sale or issuance of Refunding Capital Stock;

(iii)    the prepayment, redemption, defeasance, repurchase, retirement, exchange or other acquisition for value of Disqualified Stock of the Issuer or any Subsidiary made in exchange for, or out of the proceeds of a sale or issuance of, Disqualified Stock of the Issuer or any Subsidiary made within 120 days of such sale or issuance of Disqualified Stock, that, in each case, is incurred or issued in compliance with Section 8, so long as:

(A)    the liquidation preference of such new Disqualified Stock does not exceed the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses incurred in connection with the issuance of such new Disqualified Stock and such prepayment, redemption, defeasance, repurchase, exchange, acquisition or retirement;

(B)    such new Disqualified Stock has a final mandatory redemption date equal to or later than the final mandatory redemption date of the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, acquired or retired; and

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(C)    such new Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, acquired or retired;

(iv)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Subsidiaries or any class or series of Preferred Stock of any Subsidiary, in each case issued in accordance with the covenant described under Section 11;

(v)    non-cash repurchases of Equity Interests deemed to occur upon the exercise of equity options;

(vi)    payments made or expected to be made by the Issuer or any of its Subsidiaries in respect of withholding or similar taxes payable in connection with the grant, exercise, vesting or settlement of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or Parent Entity and repurchases or withholdings of Equity Interests in connection with the grant, exercise, vesting or settlement of any stock or other equity options or warrants or of any other equity awards if such Equity Interests represent all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Equity Interests, or withholding obligation with respect to, such options or warrants or other Equity Interests or equity awards;

(vii)    payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;

(viii)    loans or advances to officers, directors, employees, managers and consultants of the Issuer or any Parent Entity or any Subsidiary of the Issuer, in connection with such Person’s purchase of Equity Interests of the Issuer, any of its Subsidiaries or any Parent Entity; provided that no cash is actually advanced pursuant to this clause (viii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(ix)    the repurchase, redemption or other acquisition of Equity Interests of the Issuer or any of its Subsidiaries deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer or any of its Subsidiaries;

(x)    so long as no Event of Noncompliance exists or would result therefrom, the Issuer may pay cash dividends to its parent to enable it to pay, or the Issuer may pay, (i) redemptions for cash of equity, rights to acquire equity or cash payments with respect to phantom stock units, in each case if owned by an officer or employee of the Issuer or any Subsidiary upon termination of employment of such Person, and (ii) cash

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payments in lieu of the issuance of fractional units upon the exercise or conversion of options or other equity equivalents, provided that the aggregate amount of all such redemptions or payments under the immediately preceding clauses (i) and (ii) shall not exceed $1,000,000 in the aggregate (excluding proceeds of issuances of Equity Interests used for such purpose); and

(xi)    the payment of Dividends and any amount under an Optional Redemption pursuant to the terms of this Certificate of Designation.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Subsidiary, as the case may be, pursuant to the Restricted Payment.

(c)    For the avoidance of doubt, this Section 10 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Subsidiaries permitted to be incurred under the terms of this Certificate of Designation.

11.    Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock by Subsidiaries. (a) On and after the Closing Date, the Issuer shall not, and shall not permit its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness and the Issuer shall not, and shall not permit any of its Subsidiaries to, issue any shares of Disqualified Stock or Preferred Shares; provided that the Issuer may incur Indebtedness or issue shares of Disqualified Stock or Preferred Shares, and any of the Subsidiaries may incur Indebtedness, issue shares of Disqualified Stock and issue Preferred Shares, so long as the Consolidated Debt Ratio would have been equal to or less than 4.50 to 1.00 (the “Debt Ratio”) determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Shares had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period. In the event Indebtedness was used to redeem any shares of Series A-1 Preferred Stock, the Debt Ratio shall become 4.00 to 1.00 from the date of such redemption of Series A-1 Preferred Stock until the Indebtedness that was used to redeem is paid off with proceeds from the sale and issuance of Common Stock, at which time the Debt Ratio shall become 4.50 to 1.00.

(b)    Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Shares, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Shares for purposes of Section 11.

The provisions of Section 11(a) shall not prohibit:

(i)    Indebtedness under Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the Credit Facilities Cap;

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(ii)    Indebtedness constituting customary indemnification obligations, deferred consideration and earnout obligations incurred in connection with Permitted Acquisitions;

(iii)    Indebtedness in respect of netting services, overdraft protections and otherwise in connections with deposit accounts to the extent incurred in the ordinary course of business;

(iv)    Indebtedness in respect of workers’ compensation claims, including guarantees or obligations of the Issuer or any Subsidiary with respect to workers’ compensation claims, (in each case other than for an obligation for money borrowed); and

(v)    Indebtedness or equity securities issued for the purpose of redeeming the Series A-2 Preferred Stock held by the Investor.

12.    Restricted Acquisitions. The Issuer shall not, and shall not permit any of its Subsidiaries, without the written consent of the Holder Majority, to directly or indirectly consummate any Acquisitions, other than Permitted Acquisitions.

13.    Amendment and Waiver.

(a)    Holder Majority. So long as any Series A-2 Preferred Stock remains outstanding, and unless a greater percentage is required by law, the Issuer will not, without the affirmative vote or written consent of the holders of at least a majority of the Stated Value of Series A-2 Preferred Stock then outstanding, separately as one class (a “Holder Majority”), (i) amend, alter or change the terms (by merger, consolidation or otherwise) of this Certificate of Designation as they relate to the Series A-2 Preferred Stock, (ii) amend, alter or change the terms (by merger, consolidation or otherwise) of the Certificate of Incorporation in a way that would materially and adversely affect the rights, preferences, privileges or voting powers of the holders of the Series A-2 Preferred Stock, and (iii) decrease the size of the Board of Directors if such decrease would require the resignation of the Series A-2 Director or the Springing Series A-2 Director (to the extent applicable).

In addition to the foregoing, substantially concurrently with the consummation of the IPO and unless otherwise waived by the Holder Majority, the Issuer shall have (i) caused any shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock, if any, and upon exercise of the Warrant to be approved for listing on the Relevant Exchange, subject to official notice of issuance, (ii) amended and restated the Certificate of Incorporation to continue to include a customary corporate opportunity waiver for the benefit of the holders of the Series A-2 Preferred Stock consistent with the corporate opportunities provision included therein on the Closing Date and (iii) amended and restated the by-laws of the Issuer to include a right to call special meetings by stockholders owning at least 45% of the Common Stock of the Issuer.

There shall be excluded from the numerator and the denominator for purposes of determining whether any Holder Majority is achieved, Series A-2 Preferred Stock held by (a) the Issuer (or any Parent Entity or any Subsidiaries of the Issuer) and (b) any employee of the Issuer or any of its Subsidiaries or any Person controlled by any employee of the Issuer or any of its Subsidiaries; nor shall any of such persons be entitled to attend “holder only” meetings of holders of the Series A-2 Preferred Stock.

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(b)    Supermajority Matters. Notwithstanding anything to the contrary herein, no such amendment to this Certificate of Designation will (by merger, consolidation or otherwise), without the affirmative vote or written consent of at least 66.67% of the Stated Value of the Series A-2 Preferred Stock then outstanding, separately as one class (the “Holder Supermajority”), affect any of the following matters (the “Supermajority Matters”):

(i)    Any waiver or amendment of the Dividend Rate;

(ii)    Any waiver or amendment to the timing or method of payment of any dividends pursuant to Section 5;

(iii)    Any waiver or amendment in respect of the liquidation preference pursuant to Section 3;

(iv)    Any waiver or amendment to any required voting percentages or the Supermajority Matters;

(v)    Any waiver or amendment affecting the ranking of the Series A-2 Preferred Stock (including the creation or authorization of additional classes of any senior or parity preferred equity of the Issuer (including additional Series A-2 Preferred Stock)); and

(vi)    Any waiver or amendment with respect to Section 14.

(c)    Waiver. The Holder Majority may waive any Event of Noncompliance or other failure to comply with any provision, condition or requirement of this Certificate of Designation. No waiver of any Event of Noncompliance or other failure to comply with any provision, condition or requirement of this Certificate of Designation will be deemed to be a continuing waiver in the future or a waiver of any subsequent Event of Noncompliance or failure or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission to exercise any right hereunder in any manner impair the exercise of any such right.

14.    No Reissuance of the Series A-2 Preferred Stock. No share or shares of the Series A-2 Preferred Stock acquired by the Issuer by reason of redemption, conversion, purchase or otherwise shall be reissued or held in treasury for reissuance, and the Issuer shall take all action to cause all such shares to be canceled, retired and eliminated from the shares which the Issuer shall be authorized to issue.

15.    Rights and Remedies of Holders.

(a)    The various provisions set forth herein are for the benefit of the holders of the Series A-2 Preferred Stock and shall be enforceable by them.

(b)    The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. The exercise by any holder of the Series A-2 Preferred Stock of a particular remedy will not preclude the exercise of any other remedy.

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16.    Certain Tax Matters.

(a)    The Series A-2 Preferred Stock shall be treated as equity for U.S. federal and state income tax purposes. For as long as any Series A-2 Preferred Stock is outstanding, the Issuer will remain classified as a corporation for U.S. federal income tax purposes.

(b)    For so long as a holder owns Series A-2 Preferred Stock, it shall be a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “US Person”). Notwithstanding anything to the contrary herein, no holder shall be entitled to transfer any Series A-2 Preferred Stock to any person who is not a US Person, and any such purported transfer will be void ab initio.

(c)    The Issuer shall not deduct or withhold from any payment (including deemed payments) made on or with respect to the Series A-2 Preferred Stock except to the extent required by applicable law, and in such case, the Issuer shall be entitled to deduct and withhold as is required by applicable law, provided that, in the case of a holder that is a US Person, the Issuer shall provide at least three days’ written notice in advance of any such deduction or withholding. Any such deducted and withheld amounts shall be treated for all purposes as having been paid to the applicable person in respect of whom such deduction and withholding was made.

17.    Notice.

Any notice or other communication required or permitted to be delivered under this Certificate of Designation will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service, with respect to any holder, at the email address or physical address on file with the Issuer and, with respect to the Issuer, to the following email address or physical address, as applicable:

Montrose Environmental Group, Inc.

1 Park Plaza, Suite 1000

Irvine, CA 92614

Attention: Nasym Afsari, General Counsel

Vijay Manthripragada, Chief Executive Officer

Email: ***

            ***

with copies (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067-3026

Attention: Candice S. Choh

Email: ***

18.    Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision hereof is held to be

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prohibited by or invalid under applicable Law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

19.    Legend. Any certificates representing shares of Series A-2 Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-2 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “CERTIFICATE OF DESIGNATION”) AND THE RIGHTS, TERMS AND CONDITIONS SET FORTH IN THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND AMONG MONTROSE ENVIRONMENTAL GROUP, INC. (THE “ISSUER”) AND CERTAIN HOLDERS OF ISSUER SECURITIES PARTY THERETO (THE “INVESTMENT AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENT. A COPY OF THE CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON REQUEST.”

20.    Applicability of Covenants. For the avoidance of doubt, Sections 9 through 12 shall cease to be of any force and effect at any time at which no shares of Series A-2 Preferred Stock are outstanding.

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